AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 21, 1998
                                                      REGISTRATION NO. 333-50449

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM S-1

                                       ON

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                                METALS USA, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

              DELAWARE                                5051                               76-0533626
  (STATE OR OTHER JURISDICTION OF         (PRIMARY STANDARD INDUSTRIAL                (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)              IDENTIFICATION NUMBER)

                                ARTHUR L. FRENCH
                            CHIEF EXECUTIVE OFFICER
                                 THREE RIVERWAY
                                   SUITE 600
                              HOUSTON, TEXAS 77056
                                 (713) 965-0990
     (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES AND AGENT FOR SERVICE)

                               ------------------

                                   COPIES TO:

      WILLIAM D. GUTERMUTH                          JOHN A. HAGEMAN
 BRACEWELL & PATTERSON, L.L.P.                      METALS USA, INC.
   SOUTH TOWER PENNZOIL PLACE                        THREE RIVERWAY
711 LOUISIANA STREET, SUITE 2900                       SUITE 600
   HOUSTON, TEXAS 77002-2781                      HOUSTON, TEXAS 77056

                               ------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                               ------------------

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                  SUBJECT TO COMPLETION, DATED JULY 21, 1998.

                               10,000,000 SHARES

                                     [LOGO]

                                   METALS USA

                                  COMMON STOCK
                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This Prospectus covers 10,000,000 shares of common stock, $.01 par value (the "Common Stock"), which may be offered and issued by Metals USA, Inc. (the "Company" or "Metals") from time to time in connection with merger or acquisition transactions entered into by the Company. The shares covered by this registration statement may also be issued in connection with the conversion of securities issued in connection with such transactions which by their terms are convertible into Common Stock. It is expected that the terms of acquisitions involving the issuance of securities covered by this Prospectus will be determined by direct negotiations with the owners or controlling persons of the businesses or assets to be merged with or acquired by the Company, and that the shares of Common Stock issued will be valued at prices reasonably related to the market prices of Common Stock either at the time the terms of a merger or acquisition are agreed upon or at or about the time shares are delivered. No underwriting discounts or commissions will be paid, although finder's fees may be paid from time to time with respect to specific mergers or acquisitions. Any person receiving any such fees may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

     The Company currently has 37,908,686 shares of its Common Stock listed on The New York Stock Exchange (Symbol: "MUI"), of which 20,506,464 are registered and available for unrestricted trading in the public markets unless owned by affiliates of the Company. Application will be made to list the shares of Common Stock offered hereby on The New York Stock Exchange. On July 20, 1998, the closing price of the Common Stock on The New York Stock Exchange was $17.625 per share as published in THE WALL STREET JOURNAL on July 21, 1998. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission").

     All expenses of this offering will be paid by the Company. The executive offices of the Company are located at Three Riverway, Suite 600, Houston, Texas 77056, and its telephone number is (713) 965-0990.

     SEE "RISK FACTORS" BEGINNING ON PAGE 8 FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BEFORE ACQUIRING THE COMMON STOCK OFFERED HEREBY.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

     THE COMPANY INTENDS TO FURNISH ITS STOCKHOLDERS WITH ANNUAL REPORTS CONTAINING FINANCIAL STATEMENTS AUDITED BY INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS AND WITH QUARTERLY REPORTS CONTAINING UNAUDITED SUMMARY FINANCIAL INFORMATION FOR EACH OF THE FIRST THREE QUARTERS OF EACH FISCAL YEAR.

                               ------------------

              THE DATE OF THIS PROSPECTUS IS ______________, 1998

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy and information statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     The Company has filed with the Commission a Registration Statement on Form S-4 (Reg. No. 333-50449), including any amendments thereto, under the Securities Act, with respect to the shares of Common Stock offered hereby (the "Registration Statement"). This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement and the exhibits and schedules filed as a part thereof. Statements made in this Prospectus as to the contents of any contract of any other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement. Each such statement is qualified in all respects by reference to such exhibit. The Registration Statement, including exhibits and schedules thereto, is on file at the offices of the Commission and the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following materials previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference as of their respective dates: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; (iii) the Company's Definitive Proxy Materials in accordance with Schedule 14A dated April 21, 1998; (iv) the Company's Current Report on Form 8-K, dated July 7, 1998; (v) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on June 23, 1997 and (vi) the combined balance sheets of Texas Aluminum Industries, Inc. and the affiliated Cornerstone Companies ("Texas Aluminum/Cornerstone") as of June 30, 1995 and December 31, 1996, and the related combined statements of income, stockholders' equity and members' equity and cash flows for the years ended June 30, 1994 and 1995 and December 31, 1996 and for the period from January 1, 1997 through July 10, 1997; the combined balance sheets of Interstate Steel Supply Co. and Affiliates ("Interstate") as of December 31, 1995 and 1996, and the related combined statements of operations, stockholders' equity and partners' capital and cash flows for each of the three years in the period ended December 31, 1996 and for the period from January 1, 1997 through July 10, 1997; the balance sheets of Queensboro Steel Corporation ("Queensboro") as of December 31, 1996 and 1995, and the related statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996 and for the period from January 1, 1997 through July 10, 1997; the balance sheets of Affiliated Metals Company ("Affiliated") as of September 2, 1995 and August 31, 1996, and the related statements of operations, stockholders' equity and cash flows for the fifty-two weeks ended September 3, 1994, September 2, 1995 and August 31, 1996 and for the period from September 1, 1996 through July 10, 1997; the balance sheets of Southern Alloy of America, Inc. ("Southern Alloy") as of December 31, 1995 and 1996, and the related statements of operations, stockholders' equity and cash flows for the years then ended and for the period from January 1, 1997 through July 10, 1997; the balance sheet of Uni-Steel, Inc. ("Uni-Steel") as of September 30, 1996, and the related statements of income, stockholders' equity and cash flows for the year ended September 30, 1996 and for the period from October 1, 1996 through July 10, 1997; the consolidated balance sheet of Harvey Titanium, Ltd. and Subsidiary ("Harvey") as of June 30, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended; the consolidated balance sheets of Independent Metals Co., Inc. and subsidiary ("Independent") as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for the years then ended; the consolidated balance sheets of Pacific Metal Company and Subsidiary

("Pacific") as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended; the consolidated balance sheets of Fullerton Industries, Inc. and Subsidiary ("Fullerton") as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended and the balance sheets of The Levinson Steel Company ("Levinson") as of December 31, 1997 and 1996, and the related statements of income, stockholders' equity and cash flows for the years then ended, all of which are included in the Company's Registration Statement on Form S-4, Amendment No. 1 (Registration No. 333-49823), filed with the Commission on July 7, 1998.

     All documents filed by the Company pursuant to Section 13(a), 13(c) 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus, in a supplement to this Prospectus or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed supplement to this Prospectus or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Requests for such copies should be directed to Metals USA, Inc., Investor Relations Department, Three Riverway, Suite 600, Houston, Texas 77056, telephone
(713) 965-0990.

     THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT THE COMPANY THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. THIS INFORMATION IS AVAILABLE WITHOUT CHARGE UPON REQUEST AT THE COMPANY'S ADDRESS AND TELEPHONE NUMBER GIVEN ABOVE. IN ORDER TO ENSURE TIMELY DELIVERY OF THIS INFORMATION, ANY REQUEST SHOULD BE MADE NO LATER THAN FIVE BUSINESS DAYS BEFORE THE DATE ON WHICH THE FINAL INVESTMENT DECISION MUST BE MADE.

                DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

     This Prospectus contains certain statements that are "Forward Looking Statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Those statements include, among other things, the discussions of the Company's business strategy and expectations concerning market position, future operations, margins, profitability, liquidity and capital resources, as well as statements concerning the integration of the operations of businesses and assets that have been acquired by the Company and the achievement of financial benefits and operational efficiencies in connection therewith. Although the Company believes that the expectations reflected in such Forward Looking Statements are reasonable, they can give no assurance that such expectations will prove to be correct. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, number of acquisitions and projected or anticipated benefits from acquisitions made by or to be made by the Company, or projections involving anticipated revenues, expenses, earnings, levels of capital expenditures or other aspects of operating results and financial conditions. All phases of the operations of the Company are subject to a number of uncertainties, risks and other influences, many of which are outside the control of the Company and any one of which, or a combination of which, could materially affect the results of the Company's operations and whether the Forward Looking Statements made by the Company ultimately prove to be accurate. Importants factors that could cause actual results to differ materially from the Company's expectations are disclosed in "Risk Factors."

                               PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS CONTAINED OR INCORPORATED BY REFERENCE HEREIN. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS. DISCUSSIONS CONTAINING SUCH FORWARD-LOOKING STATEMENTS MAY BE FOUND IN THE INFORMATION SET FORTH UNDER THE CAPTIONS "RISK FACTORS" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND ELSEWHERE IN THIS PROSPECTUS. ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY FROM THOSE DISCUSSED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT LIMITATION, THE RISK FACTORS SET FORTH HEREIN AND THE MATTERS SET FORTH IN THIS PROSPECTUS GENERALLY. UNLESS OTHERWISE INDICATED, "METALS USA" MEANS METALS USA, INC. PRIOR TO THE IPO (AS DEFINED BELOW), AND THE "COMPANY" MEANS METALS USA AND
ALL OF ITS SUBSIDIARIES. ADDITIONALLY, THE TERM "ACQUIRED COMPANIES," AS USED HEREIN, REFERS TO EACH COMPANY ACQUIRED IN CONNECTION WITH THE IPO AND THEREAFTER. CERTAIN INFORMATION REGARDING THE ACQUIRED COMPANIES, INCLUDING THE DEFINED TERMS USED TO REFER TO THE INDIVIDUAL ACQUIRED COMPANIES, APPEARS UNDER THE CAPTION "BUSINESS -- ACQUIRED COMPANIES."

                                  THE COMPANY

     Metals USA was founded in 1996 to become a leading national value-added metals processor/service center, to manufacture higher-value components from processed metals and to pursue actively the consolidation of the highly fragmented metals processing industry. On July 11, 1997, Metals USA acquired in separate concurrent transactions eight companies (the "Founding Companies") engaged principally in the value-added metals processing business and consummated its initial public offering (the "IPO"). Subsequent to the IPO and through the date of this Prospectus, the Company has acquired a number of companies in the metals processing industry collectively referred to as the "Subsequent Acquisitions," in continuation of its consolidation strategy. On average, the Acquired Companies have been in business for over 40 years. See "Business -- Acquired Companies" for a description of the Acquired Companies and the associated individual defined terms. The Company engages in the preproduction processing of steel, aluminum and specialty metals and intends to continue to capitalize on the trend occurring among both primary metals producers and end-users of metals products to reduce in-house processing and outsource processing and inventory management requirements. For the twelve months ended December 31, 1997, the Company had pro forma net sales and net income of $1,602.6 million and $34.0 million, respectively and for the three months ended March 31, 1998, the Company had pro forma net sales and net income of $451.0 million and $13.7 million, respectively.

     The Company sells to over 30,000 customers in industries such as aerospace, furniture, transportation equipment, power and process equipment, industrial/commercial construction, consumer durables and electrical equipment. The Company purchases metals from primary producers, maintains an inventory of various metals to allow rapid fulfillment of customer orders and performs customized processing services to the specifications provided by end-users in order to reduce its customers' overall cost of manufactured metal products. In addition to its metals processing capabilities, the Company manufactures higher-value components from processed metals, such as finished building products, and produces a number of finished components machined from specialty metals.

     The Company believes it has successfully established itself as a leading consolidator in the metals processor/service center industry and has significant opportunities for growth due to its (i) wide array of products and services;
(ii) broad and diversified customer base; (iii) geographic diversification; and
(iv) successful track record of identifying and consummating accretive acquisitions. The Company believes these competitive strengths will allow it to further build upon its consolidation strategy as well as reduce its susceptibility to economic fluctuations affecting any one industry or geographic area.

                                    INDUSTRY

     The Company believes that the metals processor/service center industry in the United States currently has over 3,500 participants generating over $75 billion in annual revenues and is undergoing consolidation. Growth in the metal service center industry has been driven by trends occurring among both primary metals producers and end-users of processed metals. In order to remain competitive, primary metals producers are focusing on their core competencies of high-volume production of a limited number of standardized metal products, and are limiting or eliminating their processing services. At the same time, customers are increasingly outsourcing their metals processing and inventory management requirements as they focus on their core competencies and reduce material costs, decrease capital required for raw materials inventory and processing equipment and save time, labor and other expenses. Additionally, customers are seeking to reduce complexity and costs by limiting the number of processors/service centers with whom they do business, often eliminating those suppliers offering limited ranges of products and services.

     To date, the primary acquirors in the metals processor/service center industry have been a few large metals service center companies that have acquired businesses on a service center-by-service center basis. Following an acquisition, these acquirors typically install their operating systems, procedures and management and eliminate the acquired service center's separate identity, thereby effectively converting the business into a branch office. The Company believes that the sale of well-established businesses to these acquirors is not an attractive alternative for many owners, particularly those who do not wish to retire from the business. The Company, therefore, believes that significant acquisition opportunities exist for a well-capitalized, national value-added metals processor/service center that employs a decentralized operating strategy and preserves the identity of the acquired businesses. The Company believes that this operating strategy and the highly-fragmented nature of the metals industry should allow it to enhance its leadership in the industry's consolidation.

                               BUSINESS STRATEGY

     Key elements of the Company's strategy are:

       o GROW THROUGH ADDITIONAL ACQUISITIONS. The Company intends to continue to grow through its acquisition program, the key elements of which are: to enter new geographic markets, to expand within existing geographic markets and to enter complementary processing and service markets. The Company believes that there continue to be significant opportunities to expand through acquisitions in geographic markets where the Company does not currently have a strong presence by acquiring companies that are leaders in their regional markets. The Company also plans to improve its market share in existing geographic markets by pursuing "tuck-in" acquisitions as well as acquisitions of companies that expand its range of products and services.

       o OPERATE ON A DECENTRALIZED BASIS. The Company manages its existing operations and intends to manage subsequently acquired companies on a decentralized basis, with local management retaining responsibility for day-to-day operations, profitability and growth of the business and the flexibility to capitalize on the considerable regional market knowledge, name recognition and customer relationships.

       o GROW INTERNAL SALES. A key component of the Company's strategy is to accelerate internal sales growth of its subsidiaries and at each subsequently acquired business. The key elements of this internal growth strategy are: to expand products and services to existing customers and to add new customers. The Company believes that there are significant opportunities to accelerate internal growth by making capital investments in areas such as inventory management, logistics systems and processing equipment, thereby expanding the range of processes and services offered by the Company. The Company is in the process of implementing a Company-wide marketing program which will utilize professional marketing sources and adopting "best-practices" among its subsidiaries to demonstrate to the numerous customers not currently served by the Company that they could reduce their production costs by taking advantage of the Company's processing, inventory management and other services.

       o IMPROVE OPERATING MARGINS. The Company believes that the combination of the acquired businesses provide significant opportunities to realize purchasing economies and increase the Company's profitability. The key components of this strategy are: to increase operating efficiencies and to centralize appropriate administrative functions. The Company uses its increased purchasing power to gain volume discounts and to develop more effective inventory management systems. The Company expects measureable cost savings in such areas as vehicle leasing and maintenance, information systems and other purchases. The Company also believes there are significant opportunities to improve operating margins by consolidating administrative functions such as financing, insurance and employee benefits.

                              RECENT DEVELOPMENTS

     On February 11, 1998, the Company completed the sale of $200 million aggregate principal amount of the Company's 8 5/8% Senior Subordinated Notes due 2008 (the "Notes"). The Notes mature on February 15, 2008 and bear interest at the rate of 8 5/8% per annum. Interest on the Notes is payable semiannually on February 15 and August 15 of each year, commencing August 15, 1998. The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after February 15, 2003, at the redemption prices set forth in the indenture together with accrued and unpaid interest to the date of redemption. Notwithstanding the foregoing, at any time on or prior to February 15, 2001, the Company may redeem up to 35% of the aggregate principal amount of the Notes originally issued with the net proceeds of one or more offerings of the Common Stock of the Company, at a redemption price equal to 108.625% of the principal amount thereof, plus accrued and unpaid interest to the date of such redemption; provided that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after such redemption.

     Additionally, the Company completed an extension and modification of its revolving credit facility on February 11, 1998. The credit facility provides for up to $300.0 million of borrowings, matures February 2003 and is secured by the pledge of all of the capital stock of the Company's material subsidiaries (the "Credit Facility"). The Credit Facility will be used to make acquisitions, make capital expenditures, refinance the debt of acquired companies and for the Company's general working capital requirements. The Company used approximately $179.3 million of the net proceeds ($194.5 million before expected expenses of $0.8 million) it received from the sale of the Notes to repay the outstanding borrowings under the Credit Facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     The Notes are general unsecured obligations of the Company, subordinated in right of payment to all existing and future senior indebtedness of the Company, including indebtedness under the Credit Facility (as amended and restated), and ranks PARI PASSU or senior in right of payment to any future subordinated indebtedness of the Company. The Notes are unconditionally guaranteed on a senior subordinated unsecured basis by each of the Company's subsidiaries. The indenture governing the Notes (the "Indenture") permits the Company to incur additional indebtedness, including senior indebtedness, subject to certain limitations. On July 7, 1998, the Company filed Amendment No. 1 to its Registration Statement on Form S-4 (No. 333-49823), for the benefit of all holders of the Notes, relating to an exchange offer for the Notes under the Securities Act of 1933, as amended. The Company expects the exchange offer will be completed in August 1998.

     On March 23, 1998, the Company announced that it agreed to make an offer for all of the issued and outstanding common shares of Ideal Metal Inc. ("Ideal") at a cash price of CAN$5.25 per share. Another company made a competing offer and on April 28, 1998, the Company received the agreed upon compensatory fee of U.S.$1.7 million (CAN$2.5 million) from Ideal as a result of the competing offer.

     Subsequent to March 31, 1998, the Company acquired the following metal processing companies: Industrial Metals, Inc. ("Industrial"), Sierra Pacific Steel, Inc. ("Sierra"), Fullerton Industries, Inc. ("Fullerton"), Faitoute Steel Company, Inc. ("Faitoute"), Steel Manufacturing and Warehouse Company ("Steel Manufacturing"), Wilkof-Morris Steel Corporation ("Wilkof"), Forest Manufacturing, Inc. ("Forest"), LaserPro Inc. ("LaserPro"), Aluminum
Building Systems, Inc. ("ABS"), Valley Aluminum Co. ("Valley"), Flagg Steel
Co. ("Flagg"), GSBC, Inc. (dba Geneva Steel Blanking) ("Geneva"),
Professional Metals, Inc. ("Professional") and Intsel Southwest Limited Partnership ("Intsel"). These acquisitions were accounted for using the "purchase" method of accounting. Additionally, on May 29, 1998, the Company consummated the acquisition of Krohn Steel Service Center, Inc. ("Krohn"), which was accounted for using the "pooling-of-interests" method of accounting. The aggregate consideration paid by the Company to acquire these companies was approximately $151.2 million in cash, 3,480,950 shares of common stock and the issuance of notes of approximately $3.7 million (excluding assumed indebtedness of approximately $43.4 million).

     On April 20, 1998, the Company filed a shelf registration statement with the Securities and Exchange Commission on Form S-1 No. 333-50449 (the "1998 Shelf Registration Statement") relating to the issuance of up to 10,000,000 shares of common stock to be issued in connection with future acquisitions. This registration statement is the first post-effective amendment to the 1998 Shelf Registration Statement, filed under cover of Form S-4.

     The Company's executive offices are located at Three Riverway, Suite 600, Houston, Texas 77056, and its telephone number is (713) 965-0990.

                                  RISK FACTORS

     AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING AN INVESTMENT IN THE COMMON STOCK. THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF ANY NUMBER OF FACTORS, INCLUDING THE RISK FACTORS SET FORTH BELOW AND ELSEWHERE IN THIS PROSPECTUS.

     ABSENCE OF COMBINED OPERATING HISTORY; RISKS OF INTEGRATING FOUNDING COMPANIES. Metals USA was founded in 1996 but conducted no operations and generated no net sales prior to July 11, 1997. The Acquired Companies were operated as separate independent entities prior to their acquisition, and there can be no assurance that the Company will be able to integrate the operations of these businesses successfully or to institute the necessary systems and procedures, including accounting and financial reporting systems, to manage the combined enterprise on a profitable basis. The Company's management group has been assembled only recently, and there can be no assurance that the management group will be able to manage the combined entity effectively or to implement successfully the Company's acquisition and internal growth operating strategies. The pro forma historical financial results of the Acquired Companies cover periods when the Acquired Companies and Metals USA were not under common control or management and may not be indicative of the Company's future financial or operating results. The inability of the Company to integrate the Acquired Companies successfully would have a material adverse effect on the Company's business, financial condition and results of operations and would make it unlikely that the Company's acquisition program will be successful.

     POSSIBLE IMPACT OF VARYING METAL PRICES. The principal raw materials used by the Company are carbon steel, aluminum, stainless steel, copper, brass, titanium and various special alloys and other metals. The metals industry as a whole is cyclical, and at times pricing and availability of raw materials in the metals industry can be volatile due to numerous factors beyond the control of the Company, including general, domestic and international economic conditions, labor costs, production levels, competition, import duties and tariffs and currency exchange rates. This volatility can significantly affect the availability and cost of raw materials for the Company, and may, therefore, adversely affect the Company's net sales, operating margin and net income. During the last five years, carbon steel prices for the Acquired Companies have increased an average of 2.7% per year. Aluminum prices have declined approximately 7% per year for the past two years. While the overall trend of steel and aluminum prices has been relatively stable, prices have fluctuated approximately 10% up or down during interim periods. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company's service centers maintain substantial inventories of metal to accommodate the short lead times and just-in-time delivery requirements of its customers. Accordingly, the Company purchases metal in an effort to maintain its inventory at levels that it believes to be appropriate to satisfy the anticipated needs of its customers based on information derived from customers, market conditions, historic usage and industry research. The Company's commitments for metal purchases are generally at prevailing market prices in effect at the time the Company places its orders. The Company has no long-term, fixed-price purchase contracts. During periods of rising raw materials pricing, there can be no assurance the Company will be able to pass any portion of such increases on to customers. When raw material prices decline, customer demands for lower prices could result in lower sale prices and, as the Company uses existing inventory, lower margins. Changing metal prices could adversely affect the Company's operating margin and net income.

     CYCLICALITY OF DEMAND. Many of the Company's products are sold to industries that experience significant fluctuations in demand based on economic conditions, energy prices, consumer demand and other factors beyond the control of the Company. No assurance can be given that the Company will be able to increase or maintain its level of sales in periods of economic stagnation or downturn.

     RISKS RELATED TO THE COMPANY'S ACQUISITION STRATEGY. The Company intends to grow significantly through the acquisition of additional value-added metals processors/service centers and manufacturers. The Company expects to face competition for acquisition candidates, which may limit the number of acquisition opportunities and may lead to higher acquisition prices. There can be no assurance that the Company will be able to identify, acquire or manage profitably additional businesses or to integrate successfully any acquired businesses into the Company without substantial costs, delays or other operational or financial difficulties. Further, acquisitions involve a number of special risks, including failure of the acquired business to achieve expected results, diversion of management's attention, failure to retain key personnel of the acquired business and risks associated with unanticipated events or liabilities, some or all of which could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, there can be no assurance that the Acquired Companies or other subsequently acquired businesses will achieve anticipated net sales and earnings.

     RESTRICTIVE LOAN COVENANTS. The Credit Facility and the Indenture governing the Notes contain numerous financial and operating covenants that limit the discretion of the Company's management with respect to certain business matters. These covenants place significant restrictions on, among other things, the ability of the Company to incur additional indebtedness, to create liens or other encumbrances, to make certain payments and investments, and to sell or otherwise dispose of assets and merge or consolidate with other entities. The Credit Facility will also require the Company to meet certain financial ratios and tests. A failure to comply with the obligations contained in the Credit Facility or the Indenture could result in an event of default under either the Credit Facility or the Indenture which could result in acceleration of the related debt and the acceleration of debt under other instruments evidencing indebtedness that may contain cross-acceleration or cross-default provisions.

     RISKS RELATED TO ACQUISITION FINANCING. The timing, size and success of the Company's acquisition efforts and the associated capital commitments cannot be readily predicted. The Company currently intends to finance future acquisitions by using shares of its Common Stock for all or a substantial portion of the consideration to be paid. If the Common Stock does not maintain a sufficient market value, or if potential acquisition candidates are otherwise unwilling to accept Common Stock as part of the consideration for the sale of their businesses, the Company may be required to utilize more of its cash resources, if available, in order to initiate and maintain its acquisition program. The Company currently maintains a $300.0 million revolving Credit Facility with a group of commercial banks. On a pro forma basis, after giving effect to the issuance of the Notes and the acquisitions completed subsequent to March 31, 1998, the Company would have had $80.7 million of borrowing availability under the Credit Facility at March 31, 1998. As of July 21, 1998, $39.6 million was available to the Company under the Credit Facility. If the Company does not have sufficient cash resources, its growth could be limited unless it is able to obtain additional capital through debt or equity financings. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     RISKS RELATED TO INTERNAL GROWTH AND OPERATING STRATEGIES. Key elements of the Company's strategy are to improve the profitability of the Acquired Companies and subsequently acquired businesses and to continue to expand the net sales of the Acquired Companies and any subsequently acquired businesses. Although the Company intends to seek to improve the profitability of the Acquired Companies and any subsequently acquired businesses by various means, including realizing overhead and purchasing efficiencies, there can be no assurances that the Company will be able to do so. The Company's ability to increase the net sales of the Acquired Companies and any subsequently acquired businesses will be affected by various factors, including demand for metals, pricing and availability of raw materials, the Company's ability to expand the range of products and services offered by each Acquired Company and any subsequently acquired businesses and the Company's ability to successfully enter new markets. Many of these factors are beyond the control of the Company, and there can be no assurance that the Company's strategies will be successful or that it will be able to generate cash flow adequate for its operations and to support internal growth. A key component of the Company's strategy is to operate the Acquired Companies and subsequently acquired businesses on a decentralized basis, with local management retaining responsibility for day-to-day operations, profitability and the growth of the business. If proper overall business controls are not implemented, this decentralized operating strategy could result in inconsistent operating and financial practices at the Acquired Companies and subsequently acquired businesses and the Company's overall profitability could be adversely affected.

     COMPETITION. The Company is engaged in a highly-fragmented and competitive industry. The Company competes with a large number of other value-added metals processors/service centers on a regional and local basis, some of which may have greater financial resources than the Company and several of which are public companies. The Company also competes to a lesser extent with primary metals producers, who typically sell to very large customers requiring regular shipments of large volumes of metals. The Company may also face competition for acquisition candidates from those public companies that have acquired a number of metals service center businesses during the past decade. Other smaller metals processors/service centers may also seek acquisitions from time to time. Increased competition could have a material adverse effect on the Company's net sales and profitability.

     REGULATION. The Company's operations are subject to a number of federal, state and local regulations relating to the protection of the environment and to workplace health and safety. In particular, the Company's operations are subject to extensive federal, state and local laws and regulations governing waste disposal, air and water emissions, the handling of hazardous substances, environment protection, remediation, workplace exposure and other matters. Hazardous materials the Company uses in its operations primarily include lubricants, cleaning solvents and hydrochloric acid used in its pickling operations at two facilities.

     Some of the properties owned or leased by the Company are located in industrial areas close to properties with histories of heavy industrial use, three of which are on or near sites listed on the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") National Priority List. The Company believes that as many as three of the properties leased by Acquired Companies have been contaminated by pollutants which have migrated from neighboring facilities or have been deposited by prior occupants.

     Prior to entering into the agreements relating to the IPO and the Subsequent Acquisitions, the Company evaluated the properties owned or leased by the Acquired Companies and engaged an independent environmental consulting firm to conduct or review assessments of environmental conditions at these properties. Although no environmental claims have been made against the Company and it has not been named as a potentially responsible party by the Environmental Protection Agency or any other party, it is possible that the Company could be identified by the Environmental Protection Agency, a state agency or one or more third parties as a potentially responsible party under CERCLA or under analogous state laws. If so, the Company could incur substantial litigation costs to prove it is not responsible for the environmental damage. The Company has obtained limited indemnities from the former stockholders of the Acquired Companies whose facilities are located at the contaminated sites. The Company believes that these indemnities will be adequate to protect it from a material adverse effect on its financial condition should the Company be found to be responsible for a share of the clean-up costs. The limited indemnities are subject to certain deductible amounts, however, and there can be no assurance that the limited indemnities will fully protect the Company.

     RELIANCE ON KEY PERSONNEL. Due in part to the Company's decentralized operating strategy, the Company is highly dependent on the continuing efforts of its executive officers and the senior management of the Acquired Companies, and the Company likely will depend on the senior management of any significant business it acquires in the future. The business or prospects of the Company could be affected adversely if any of these persons does not continue in his management role until the Company is able to attract and retain qualified replacements.

     CONTROL BY EXISTING MANAGEMENT AND STOCKHOLDERS. The Company's executive officers and directors, former stockholders of the Acquired Companies and entities affiliated with them beneficially own approximately 69.1% of the outstanding shares of Common Stock. Holders of Restricted Common Stock are entitled to elect one member of the Company's Board of Directors and 0.55 of one vote for each share held on all other matters on which they are entitled to vote. Holders of Restricted Common Stock are not entitled to vote on the election of any other directors. Accordingly, the Company's executive officers, directors and the former stockholders of the Acquired Companies control in the aggregate approximately 70.5% of the votes of all shares of Common Stock, and if acting in concert, will be able to exercise control over the

Company's affairs, to elect the entire Board of Directors and to control the outcome of any matter submitted to a vote of stockholders.

     LIMITED PRIOR PUBLIC MARKET AND DETERMINATION OF OFFERING PRICE. Prior to the IPO, there was no public market for the Common Stock. The offering price for the Common Stock to be issued pursuant to this Prospectus will be based upon the Company's closing stock price at a date certain or the average closing stock price over a period of time determined by negotiations between the Company and the owners of the companies to be acquired. The negotiated price may bear no relationship to the price at which the Common Stock will trade after the respective acquisition and there can be no assurance that an active trading market will be sustained subsequent to any future acquisition transactions. The market price of the Common Stock may be subject to significant fluctuations in response to numerous factors, including the timing of any acquisitions by the Company, variations in the Company's annual or quarterly financial results or those of its competitors, changes by financial research analysts in their estimates of the future earnings of the Company, conditions in the economy in general or in the Company's industry in particular, unfavorable publicity or changes in applicable laws and regulations (or judicial or administrative interpretations thereof) affecting the Company or the metals industry. From time to time, the stock market experiences significant price and volume volatility, which may affect the market price of the Common Stock for reasons unrelated to the Company's performance.

     POTENTIAL EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE ON PRICE OF COMMON STOCK. There are currently 37,908,686 shares of Common Stock issued and outstanding, of which 20,506,464 shares are freely tradeable (consisting of 6,785,000 shares sold in the IPO, 1,503,384 sold by certain former stockholders in June 1998 and 12,218,080 shares issued in connection with certain of the Subsequent Acquisitions). The remaining outstanding shares may be resold publicly only following their registration under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an available exemption from registration (such as provided by Rule 144 following a one year holding period for previously unregistered shares). The holders of these remaining shares have certain demand rights to have their shares registered in the future under the Securities Act, but may not exercise such demand registration rights, and have agreed with the Company that they will not sell, transfer or otherwise dispose of any of their shares, for one year following the consummation of the IPO. The Company has granted options to purchase up to a total of 3,644,022 shares of Common Stock. The Company has filed a registration statement on Form S-8 for the purpose of registering all the shares subject to these options under the Securities Act for public resale. In addition, the 10,000,000 shares of Common Stock issuable pursuant to this registration statement, of which 7,503,752 remain available for issuance, generally will be freely tradeable after their issuance by persons not affiliated with the Company unless their resale is contractually restricted. Sales, or the availability for sale of, substantial amounts of the Common Stock in the public market could adversely affect prevailing market prices and the future ability of the Company to raise equity capital and complete any additional acquisitions for Common Stock.

     POSSIBLE ANTI-TAKEOVER EFFECT OF CERTAIN CHARTER PROVISIONS. Metals USA's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") authorizes the Board of Directors to issue, without stockholder approval, one or more series of preferred stock having such preferences, powers and relative, participating, optional and other rights (including preferences over the Common Stock respecting dividends and distributions and voting rights) as the Board of Directors may determine. The issuance of this "blank-check" preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, merger, proxy contest or otherwise. In addition, the Certificate of Incorporation provides for a classified Board of Directors, which may also have the effect of inhibiting or delaying a change in control of the Company. Certain provisions of the Delaware General Corporation Law may also discourage takeover attempts that have not been approved by the Board of Directors.

                            SELECTED FINANCIAL DATA
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

     The following supplemental consolidated financial information should be read in conjunction with the Audited and Unaudited Supplemental Consolidated Financial Statements of Metals USA, Inc. and Subsidiaries and the applicable Notes thereto included elsewhere in this Prospectus. The supplemental consolidated financial information for the fiscal years ended 1993 through 1997 and the three months ended March 31, 1998 and 1997 reflects the historical financial statements of Metals USA, restated for the effects of the business combinations with Jeffreys, Wayne and Krohn, which were accounted for as "poolings-of-interests," and the remaining Acquired Companies from their respective acquisition dates.

     The Acquired Companies operated as privately-owned entities prior to their acquisition by Metals USA and their results of operations reflect varying tax structures ("S Corporations" or "C Corporations") which have influenced the level of owners' compensation. The owners of the Acquired Companies have contractually agreed to certain reductions in both their compensation and benefits and in certain cases lease payments for their respective facilities in connection with the acquisitions. These cost savings, which are not reflected in the consolidated financial information presented below, are reflected in the pro forma information presented below and elsewhere in this Prospectus.

                                        THREE MONTHS ENDED
                                            MARCH 31,                      YEARS ENDED DECEMBER 31,
                                       --------------------  -----------------------------------------------------
                                         1998       1997       1997       1996      1995(1)    1994(1)    1993(1)
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
SUPPLEMENTAL CONSOLIDATED STATEMENTS
  OF OPERATIONS DATA:
  Net sales..........................  $   278.5  $    72.0  $   537.6  $   265.5  $   260.9  $   235.7  $   155.6
  Cost of sales......................      214.6       55.5      414.9      204.0      204.7      185.0      119.1
  Operating and delivery.............       26.0        6.9       53.7       25.4       22.0       19.6       13.6
  Selling, general and
    administrative...................       18.1        7.2       41.1       21.4       15.6       14.0       10.5
  Depreciation and amortization......        3.0         .7        5.6        3.7        3.0        2.4        2.0
  Operating income...................       16.8        1.7       22.3       11.0       15.6       14.7       10.4
  Interest expense...................        4.8         .4        5.0        1.8        2.4        1.8        2.0
  Other income.......................        (.1)       (.1)       (.5)       (.7)       (.5)       (.5)      (1.5)
  Income before income taxes.........       12.1        1.4       17.8        9.9       13.7       13.4        9.9
  Net income (loss)..................        7.2        (.4)       7.5        4.5        8.1        8.2        6.3
  Earnings per share.................  $     .21  $    (.03) $     .33  $     .38  $     .86  $     .87  $     .67
  Earnings per share--assuming
    dilution.........................  $     .21  $    (.03) $     .33  $     .38  $     .86  $     .87  $     .67
  Number of common shares used in the
    per share calculations:
    Earnings per share...............       33.8       14.2       22.5       11.8        9.4        9.4        9.4
    Earnings per share--assuming
      dilution.......................       34.5       14.2       22.9       11.8        9.4        9.4        9.4
PRO FORMA STATEMENTS OF OPERATIONS
  DATA(2):
  Net sales..........................  $   451.0             $ 1,602.6
  Cost of sales......................      345.7               1,242.9
  Operating and delivery(3)..........       38.2                 141.5
  Selling, general and
    administrative(3)................       29.9                 107.3
  Depreciation and amortization(4)...        4.8                  19.2
  Operating income...................       32.4                  91.7
  Interest expense(5)................        9.3                  33.5
  Other (income) expense.............         .3                  (2.1)
  Income before income taxes.........       22.8                  60.3
  Net income.........................       13.7                  34.0
  Earnings per share.................  $     .36             $     .90
  Earnings per share--assuming
    dilution.........................  $     .35             $     .89
  Number of common shares used in the
    per share calculations:
    Earnings per share...............       37.9                  37.9
    Earnings per share--assuming
      dilution.......................       38.6                  38.2


                                             (TABLE CONTINUED ON FOLLOWING PAGE)

                                           MARCH 31, 1998                     YEARS ENDED DECEMBER 31,
                                       ----------------------   -----------------------------------------------------
                                       PRO FORMA(6)   ACTUAL      1997       1996       1995       1994       1993
                                       ------------   -------   ---------  ---------  ---------  ---------  ---------
                                                                  (IN MILLIONS)
BALANCE SHEET DATA:
  Working capital....................     $380.0      $ 279.2   $   193.0  $    51.6  $    53.2  $    47.2  $    39.7
  Total assets.......................      947.9        670.2       480.6      107.3      100.1       99.0       70.5
  Long-term debt, net of current
    maturities.......................      462.4        273.2       167.1       24.6       31.4       23.2       21.3
  Stockholders' equity...............      303.5        269.8       226.5       57.5       50.1       43.3       36.5
  Dividends declared(7)..............     --            --         --         --         --         --         --

------------

(1) As a result of the merger with Metals USA, Jeffreys changed its fiscal year to December 31 beginning January 1, 1996, to conform to the fiscal periods of Metals USA and the other Acquired Companies. The historical financial information of Jeffreys for the years ended July 31, 1993, 1994 and 1995 have been included in the Company's consolidated financial statements for the years ended December 31, 1993, 1994 and 1995.

(2) The pro forma statements of operations data assumes that the IPO, the acquisition of the Founding Companies, the Subsequent Acquisitions and the issuance of the Notes occurred on January 1, 1997 and is not necessarily indicative of the results the Company would have obtained had these events actually then occurred or of the Company's future results.

(3) The pro forma statements of operations data for the three months ended March 31, 1998 and for the year ended December 31, 1997 reflects (a) in selling, general and administrative, an aggregate of approximately $.6 million and $11.0 million, respectively, in pro forma reductions in salary, bonuses and benefits to the owners of the Acquired Companies to which they have agreed prospectively (the "Compensation Differential"), (b) in operating and delivery, a $.2 million and $1.5 million, respectively, reduction in lease expense pursuant to the renegotiation of certain leases (the "Rent Differential"), and (c) in selling, general and administrative, a reduction of $5.7 million for the year ended December 31, 1997 attributable to the non-recurring portion of the non-cash compensation charge ("Compensation Charge").

(4) Includes $.6 million and $4.7 million of additional amortization of goodwill that would have been recorded as a result of the acquisition of the Founding Companies and the Subsequent Acquisitions computed on the basis described in Notes to the Unaudited Pro Forma Financial Statements for the three months ended March 31, 1998 and for the year ended December 31, 1997, respectively.

(5) Includes reductions in interest expense of $.1 million and $1.5 million due to assumed refinancing of outstanding indebtedness with the Company's Credit Facility for the three months ended March 31, 1998 and for the year ended December 31, 1997, respectively. Interest expense is increased for the three months ended March 31, 1998 and for the year ended December 31, 1997 by $2.6 million and $12.9 million, respectively, due to the assumed financing of the cash portion of the Acquired Companies' purchase price with the Company's Credit Facility and by $.7 million and $5.4 million, respectively, due to the issuance of the Notes.

(6) The pro forma balance sheet data assumes that the acquisitions of Industrial, Sierra, Fullerton, Faitoute, Steel Manufacturing, Wilkof, Forest, LaserPro, ABS, Valley, Flagg, Geneva, Professional and Intsel were completed on March 31, 1998.

(7) Exclusive of pre-acquisition distributions from S Corporations.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with "Selected Financial Data" and the Company's Audited and Unaudited Supplemental Consolidated Financial Statements and related Notes thereto appearing elsewhere in this Prospectus.

INTRODUCTION

     The Company's net sales are derived from the processing of steel, aluminum and other specialty metals and the use of processed metals to manufacture high-value end-use products. Most of the metal sold by the Company is processed by the Company. The Company processes various metals to specified thickness, length, width, shape and surface quality pursuant to specific customer orders. Additionally, certain of the Acquired Companies manufacture finished building products for commercial and residential applications and machine certain specialty metals.

     The Company anticipates that it will realize savings from: (i) greater volume discounts from raw materials and other suppliers and (ii) consolidation of insurance and other general and administrative costs. It is anticipated that the administrative cost savings will be offset by costs related to the Company's new corporate management and by the costs attributable to being a public company, at least until the Company's cost savings program can be fully implemented. The Company's Unaudited Pro Forma Combined Statements of Operations do not reflect any amounts as may be realized from future cost savings.

     During 1996 and the first half of 1997, the Company sold an aggregate of 1,385,500 shares of Common Stock to management of and consultants to the Company for $0.01 per share. Accordingly, the Company recorded a compensation charge of $3.6 million in 1996 and $6.0 million in the first half of 1997 representing the difference between the amount paid for the shares and the estimated fair value of the shares on the date of sale, as if the Founding Companies were combined (the "Compensation Charge").

     In July 1996, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 97 ("SAB 97") relating to business combinations immediately prior to an initial public offering. SAB 97 requires that these combinations be accounted for using the "purchase" method of acquisition accounting. Under SAB 97, the company receiving the largest voting position from the shares issued in connection with the mergers must be designated as the accounting acquiror. Accordingly, Metals USA was the designated "accounting acquiror" and the Company recorded the excess of the fair value of the Merger consideration paid (exclusive of debt assumed), over the fair value of the net assets acquired with respect to the Founding Companies as "goodwill." Collectively, the excess of consideration paid (exclusive of debt assumed) over the fair value of the net assets acquired from the merger of the Founding Companies together with the merger of certain of the Subsequent Acquisitions that were accounted for using the "purchase" method of accounting, totaled approximately $251.9 million, on a pro forma basis, at March 31, 1998. Generally accepted accounting principles require the amortization of goodwill over its useful life, not to exceed 40 years. The amortization of goodwill is a non-cash charge to operating income. The pro forma impact of the amortization expense attributable to the goodwill created from the application of SAB 97 with respect to the Founding Companies is approximately $2.1 million per year and is not deductible for income tax purposes. The pro forma impact of the amortization expense attributable to the goodwill created from the Subsequent Acquisitions is approximately $4.2 million per year, a portion of which is deductible for income tax purposes.

     The accounting classifications used by the Company to present the combined results of operations for the Founding Companies and the Subsequent Acquisitions generally conform to the conventions established by the Steel Service Center Institute ("SSCI") and the National Association of Aluminum Distributors.

Depreciation and amortization expenses are shown separately as management believes certain investors find the information beneficial. Brief descriptions of the classifications are as follows:

     NET SALES. Net sales include sales of materials, processing and fabrication, less sales returns, allowances and cash discounts. Net sales also exclude any sales and use taxes collected.

     COST OF SALES. Cost of sales include the cost of material and freight and all processing services purchased from unaffiliated third parties, less any applicable purchase discounts realized. The Company carries a substantial quantity of raw material inventories and five of its Subsidiaries use the last-in first-out ("LIFO") method of accounting. The LIFO method of accounting generally matches current costs more closely with current sales. However, variations in inventory quantities and/or prices may have a significant impact on cost of sales.

     OPERATING AND DELIVERY. Operating and delivery expenses consist of labor, utilities, rent, repairs and maintenance expenses attributable to material processing operations, warehouse facilities and delivery operations, including the cost of freight attributable to product shipments.

     SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses include the cost of personnel conducting sales and administrative activities (including commissions and other forms of incentive compensation), advertising and marketing expenses, rent, utilities, repairs and maintenance costs for non-warehouse facilities, professional fees, property taxes and other costs not included in the preceding classifications that are directly attributable to operations.

RESULTS OF OPERATIONS

     The following supplemental consolidated financial information reflects the historical consolidated financial statements of Metals USA restated for the effects of the business combinations with Jeffreys, Wayne and Krohn accounted for as "poolings-of-interests" and the remaining Acquired Companies from their respective acquisition dates.

                                            THREE MONTHS ENDED MARCH 31,
                                    ------------------------------------------
                                      1998         %        1997         %
                                    ---------  ---------  ---------  ---------
                                        (IN MILLIONS, EXCEPT PERCENTAGES)
Net sales.......................... $   278.5      100.0% $    72.0      100.0%
Operating costs and expenses:
     Cost of sales.................     214.6       77.1%      55.5       77.1%
     Operating and delivery........      26.0        9.3%       6.9        9.6%
     Selling, general and
       administrative..............      18.1        6.5%       7.2       10.0%
     Depreciation and amortization.       3.0        1.1%        .7         .9%
                                    ---------  ---------  ---------  ---------
Operating income...................      16.8        6.0%       1.7        2.4%
Interest expense...................       4.8        1.7%        .4         .6%
Other income.......................       (.1)        --        (.1)       (.1%)
                                    ---------  ---------  ---------  ---------
Income before income taxes......... $    12.1        4.3% $     1.4        1.9%
                                    =========  =========  =========  =========


  RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 1997

     NET SALES. Net sales increased $206.5 million, or 286.8%, from $72.0 million for the three months ended March 31, 1997 to $278.5 million for the three months ended March 31, 1998. The increase in net sales was principally due to acquisitions completed during 1997. The purchase acquisitions completed in the first quarter of 1998 did not have a significant impact on net sales or results of operations for the three months ended March 31, 1998.

     COST OF SALES. Cost of sales increased $159.1 million, or 286.7%, from $55.5 million for the three months ended March 31, 1997 to $214.6 million for the three months ended March 31, 1998. The increase in cost of sales was principally due to the acquisitions described above. As a percentage of net sales, cost of sales was 77.1% for both periods.

     OPERATING AND DELIVERY. Operating and delivery expenses increased $19.1 million, or 276.8%, from $6.9 million for the three months ended March 31, 1997 to $26.0 million for the three months ended March 31, 1998. The increase in operating and delivery expenses was principally due to the acquisitions described above. As a percentage of net sales, operating and delivery expenses decreased from 9.6% for the three months ended March 31, 1997 to 9.3% for the three months ended March 31, 1998. This percentage decrease was primarily due to spreading of fixed operating costs over a higher volume of net sales.

     SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased $10.9 million, or 151.4%, from $7.2 million for the three months ended March 31, 1997 to $18.1 million for the three months ended March 31, 1998. This increase in selling, general and administrative expenses was primarily attributable to the acquisitions described above and, to a lesser extent, increased volumes of product shipments. As a percentage of net sales, selling, general and administrative expenses decreased from 10.0% for the three months ended March 31, 1997 to 6.5% for the three months ended March 31, 1998. This percentage decrease was primarily due to the non-recurring non-cash Compensation Charge of $2.8 million the Company incurred in connection with the sale of common stock to consultants and members of management during the three months ended March 31, 1997.

     OPERATING INCOME. Operating income increased $15.1 million, from $1.7 million for the three months ended March 31, 1997 to $16.8 million for the three months ended March 31, 1998. The increase in operating income was attributable to the factors discussed above. As a percentage of net sales, operating income increased from 2.4% for the three months ended March 31, 1997 to 6.0% for the three months ended March 31, 1998. This percentage increase was primarily due to the non-recurring non-cash Compensation Charge described above, partially offset by higher cost of raw materials during the three months ended March 31, 1998.

     INTEREST EXPENSE. Interest expense increased $4.4 million, from $.4 million for the three months ended March 31, 1997 to $4.8 million for the three months ended March 31, 1998. The increase in interest expense was primarily due to increased borrowings attributable to the debt assumed and the cash portion of the purchase price paid in connection with the acquisitions completed by the Company on July 11, 1997 and periods thereafter.

     PROVISION FOR INCOME TAXES. The Company's provision for income taxes differs from the federal statutory rate principally due to state income taxes (net of federal income tax benefit), the non-deductibility of the Compensation Charge and the amortization of goodwill attributable to certain acquisitions.

     The following supplemental consolidated financial information reflects the historical financial statements of Metals USA, restated for the effects of the business combinations with Jeffreys, Wayne and Krohn accounted for as "poolings-of-interests" and the remaining Acquired Companies from their respective acquisition dates. Because of the merger with Metals USA, Jeffreys changed its fiscal year end from July 31 to December 31, beginning January 1, 1996 to conform to the fiscal periods of Metals USA and the other Acquired Companies. The historical financial information of Jeffreys for the year ended July 31, 1995 has been included in the Company's consolidated financial statements for the year ended December 31, 1995.

                                                           YEARS ENDED DECEMBER 31,
                                       ----------------------------------------------------------------
                                         1997         %        1996         %        1995         %
                                       ---------  ---------  ---------  ---------  ---------  ---------
                                                                (IN MILLIONS)
Net sales............................  $   537.6      100.0% $   265.5      100.0% $   260.9      100.0%
Operating costs and expenses:
     Cost of sales...................      414.9       77.2%     204.0       76.8%     204.7       78.5%
     Operating and delivery..........       53.7       10.0%      25.4        9.6%      22.0        8.4%
     Selling, general and
       administrative................       41.1        7.6%      21.4        8.1%      15.6        6.0%
     Depreciation and amortization...        5.6        1.0%       3.7        1.4%       3.0        1.1%
                                       ---------  ---------  ---------  ---------  ---------  ---------
Operating income.....................       22.3        4.2%      11.0        4.1%      15.6        6.0%
Interest expense.....................        5.0         .9%       1.8         .7%       2.4         .9%
Other income.........................        (.5)    --            (.7)    --            (.5)       (.2)%
                                       ---------  ---------  ---------  ---------  ---------  ---------
Income before income taxes...........  $    17.8        3.3% $     9.9        3.7% $    13.7        5.3%
                                       =========  =========  =========  =========  =========  =========


  RESULTS FOR 1997 COMPARED TO 1996

     NET SALES. Net sales increased $272.1 million, or 102.5%, from $265.5 million in 1996 to $537.6 million in 1997. The increase in net sales was principally due to acquisitions of the Founding Companies on July 11, 1997 and the purchase acquisitions of Harvey, Meier and Federal Bronze on September 26, 1997. Average realized prices for steel products declined approximately 3.2% in 1997 compared to 1996.

     COST OF SALES. Cost of sales increased $210.9 million, or 103.4%, from $204.0 million in 1996 to $414.9 million in 1997. The increase in cost of sales was principally due to the business acquisitions described above. As a percentage of net sales, cost of sales increased from 76.8% in 1996 to 77.2% in 1997. This percentage increase was due to higher cost of raw materials.

     OPERATING AND DELIVERY. Operating and delivery expenses increased $28.3 million, or 111.4%, from $25.4 million in 1996 to $53.7 million in 1997. The increase in operating and delivery expenses was principally due to the business acquisitions described above. As a percentage of net sales, operating and delivery expenses increased from 9.6% in 1996 to 10.0% in 1997. This percentage increase was primarily due to higher transportation costs to support an expanding market area.

     SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased $19.7 million, or 92.1%, from $21.4 million in 1996 to $41.1 million in 1997. This increase in selling, general and administrative expenses was primarily attributable to the business acquisitions described above. Additionally, the Company recorded a Compensation Charge of $3.6 million and $6.0 million in 1996 and 1997, respectively. As a percentage of net sales, selling, general and administrative expenses decreased from 8.1% in 1996 to 7.6% in 1997. This percentage decrease was primarily due to the Compensation Charge as a percentage of net sales being less for 1997 than for 1996. Excluding the effect of the Compensation Charges recorded in 1996 and 1997, as a percentage of net sales, selling, general and administrative expenses decreased from 6.7% in 1996 to 6.5% in 1997. This percentage decrease was primarily due to the allocation of fixed costs over a higher volume of net sales.

     OPERATING INCOME. Operating income increased $11.3 million, or 102.7%, from $11.0 million in 1996 to $22.3 million in 1997. The increase in operating income was primarily attributable to the business acquisitions described above, offset by the $6.0 million Compensation Charge described in the preceding paragraph. As a percentage of net sales, operating income increased from 4.1% in 1996 to 4.2% in 1997.

     INTEREST EXPENSE. Interest expense increased $3.2 million, or 177.8%, from $1.8 million in 1996 to $5.0 million in 1997. The increase in interest expense was due to increased borrowings in connection with the business acquisitions described above.

     PROVISION FOR INCOME TAXES. The Company's provision for income taxes differs from the federal statutory rate principally due to state income taxes (net of federal income tax benefit), the non-deductibility of the Compensation Charge and the amortization of goodwill attributable to certain acquisitions.

  RESULTS FOR 1996 COMPARED TO 1995

     NET SALES. Net sales increased $4.6 million, or 1.8%, from $260.9 million in 1995 to $265.5 million in 1996. The increase in net sales was principally due to a 6.0% increase in shipments in 1995 compared to 1996. Additionally, average realized prices decreased by approximately 2.5%. Approximately one-third of the increased shipments were from the Oakwood, Georgia facility acquired in March 1995.

     COST OF SALES. Cost of sales decreased $.7 million, or .3%, from $204.7 million in 1995 to $204.0 million in 1996. The decrease in cost of sales was primarily attributable to a 4.4% decline in the cost of raw materials, partially offset by the increased shipments described above. As a percentage of net sales, cost of sales decreased from 78.5% in 1995 to 76.8% in 1996 due primarily to the decline in the cost of raw materials referred to above.

     OPERATING AND DELIVERY. Operating and delivery expenses increased $3.4 million, or 15.5%, from $22.0 million in 1995 to $25.4 million in 1996. This increase was primarily attributable to the increased shipments described above. As a percentage of net sales, operating and delivery expenses increased from 8.4% in 1995 to 9.6% in 1996. This percentage increase was primarily due to higher transportation costs to support an expanding market area.

     SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased $5.8 million, or 37.2%, from $15.6 million in 1995 to $21.4 million in 1996. The increase in selling, general and administrative expenses was primarily due to a $3.6 million Compensation Charge recorded during 1996 and, to a lesser extent, the increased selling costs attributable to the increased shipments described above. As a percentage of net sales, selling, general and administrative expenses increased from 6.0% for 1995 to 8.1% for 1996. This percentage increase was primarily due to the Compensation Charge described above.

     OPERATING INCOME. Operating income decreased $4.6 million, or 29.5%, from $15.6 million in 1995 to $11.0 million in 1996. The decrease in operating income was primarily attributable to the compensation charge discussed above. As a percentage of net sales, operating income decreased from 6.0% in 1995 to 4.1% in 1996.

     INTEREST EXPENSE. Interest expense decreased $0.6 million, or 25.0%, from $2.4 million in 1995 to $1.8 million in 1996. The decrease in interest expense was primarily due to lower average balances outstanding under the revolving credit facilities.

     PROVISION FOR INCOME TAXES. The Company's provision for income taxes differs from the federal statutory rate principally due to state income taxes (net of federal income tax benefit) and the non-deductibility of the Compensation Charge.

  LIQUIDITY AND CAPITAL RESOURCES

     Beginning with the IPO on July 11, 1997, and through February 11, 1998, the Company has completed a number of financing transactions designed to enhance the Company's liquidity, reduce incremental interest expense and extend debt maturities. The transactions included a public equity offering of Common Stock which resulted in net proceeds of $58.3 million, a private offering for $200.0 million aggregate principal amount of 8 5/8% Senior Subordinated Notes due 2008 (the "Notes") and the establishment of a $300.0 million revolving credit facility with a group of commercial banks (the "Credit Facility"). As of March 31, 1998, $249.1 million was available to the Company under the Credit Facility. As of July 21, 1998, the Company had outstanding borrowings of $260.4 million and $39.6 million available for use under the Credit Facility.

     At March 31, 1998, the Company had cash of $11.9 million, working capital of $279.2 million and total debt of $283.0 million. At December 31, 1997, the Company had cash of $7.3 million, working capital of $193.0 million and total debt of $174.3 million (of which $144.8 million was attributable to the Original Credit Facility, as defined below). At December 31, 1996, the Company had cash of $2.4 million, working capital of $51.6 million and total debt of $27.8 million. The Company anticipates that its cash flow from operations (excluding acquisition requirements) will be sufficient to meet the Company's normal working capital and debt service requirements for at least the next several years. The Company intends to retain all of its earnings, to finance the expansion of its business and for general corporate purposes, including future acquisitions, and does not anticipate paying any cash dividends on its Common Stock for the next several years. In addition, the Company's Credit Facility and the indenture governing the Notes (the "Indenture") include restrictions on the ability of the Company to pay dividends.

     The Company used $15.0 million in net cash for operating activities and generated $6.2 million in net cash from operating activities for the three months ended March 31, 1998 and 1997, respectively. The Company generated $3.3 million and $9.5 million in net cash from operating activities for 1997 and 1996, respectively. Net cash used for investing activities was $36.4 million and $1.8 million for the three months ended March 31, 1998 and 1997, respectively. The principal use of cash during the three months ended March 31, 1998 was to fund the cash portion of the acquisition cost for the Subsequent Acquisitions. Net cash used in investing activities was $85.9 million and $6.5 million for 1997 and 1996, respectively. The principal use of cash during 1997 was to fund the cash portion of the acquisition cost for the Acquired Companies. Net cash provided by financing activities was $56.0 million and net cash used in financing activities was $2.0 million for the three months ended March 31, 1998 and 1997, respectively. Net cash provided by financing activities was $87.5 million for 1997 and net cash used in financing activities was $5.0 million in 1996. For the three months ended March 31, 1998, the cash provided by financing activities consisted primarily of the net proceeds from the sale of the Notes of $193.7 million offset by net repayments on the Credit Facility. For 1997, the cash provided by financing activities consisted primarily of the net proceeds from the sale of Common Stock of $58.3 million and borrowings under the initial $150.0 million unsecured revolving credit facility (the "Original Credit Facility").

     INVESTING ACTIVITIES

     Concurrent with the completion of the IPO, Metals USA acquired the Founding Companies for $27.8 million in cash, 10,128,609 shares of common stock and assumed approximately $92.6 million of existing indebtedness. Following the IPO, the Company acquired a number of additional metal processing companies. These acquisitions include Jeffreys, Wayne, Meier, Harvey, Independent, Royal, RJ Fabricating, Federal Bronze, Pacific, National, Western, Mark Metals, Metalmart, Levinson, Seaboard, Sierra, Industrial, Fullerton, Concord, Faitoute, Krohn, Steel Manufacturing, Wilkof, Forest, LaserPro, ABS, Valley, Flagg, Geneva, Professional and Intsel. The acquisitions of Jeffreys, Wayne and Krohn were accounted for using the "pooling-of-interests" method of accounting. The remaining acquisitions were accounted for using the "purchase" method of accounting. Collectively, the Company paid a total of $235.9 million in cash and issued 16,241,663 shares of Common Stock and $3.7 million of notes in connection with these acquisitions. Additionally, the Company assumed approximately $141.0 million of existing indebtedness of these companies.

     The Company intends to continue to actively pursue acquisition opportunities. The Company expects to fund future acquisitions through the issuance of additional Common Stock, borrowings, including use of amounts available under the Credit Facility, and cash flow from operations. Capital expenditures for equipment and expansion of facilities are expected to be funded from cash flow from operations and supplemented as necessary by borrowings from the Credit Facility or other sources of financing. To the extent the Company funds a significant portion of the consideration for future acquisitions with cash, it may have to increase the amount of the Credit Facility or obtain other sources of financing.

     On April 20, 1998, the Company filed the 1998 Shelf Registration Statement relating to the issuance of up to 10,000,000 shares of Common Stock to be issued in connection with future acquisitions.

     FINANCING ACTIVITIES

     In July 1997, the Company completed its IPO of 5,900,000 shares of Common Stock for which it received net proceeds of approximately $50.1 million. The Company used a portion of the Credit Facility together with the net proceeds from the IPO to retire substantially all of the indebtedness of the Founding

Companies. Additionally, on August 12, 1997, the Company sold 885,000 shares of its Common Stock pursuant to the overallotment option granted to the underwriters in connection with the IPO for net proceeds of $8.2 million. The Company used the net proceeds from the exercise of the overallotment option to repay borrowings on the Credit Facility and for other corporate purposes.

     Concurrent with the IPO, the Company obtained the Original Credit Facility which was used to fund acquisitions, refinance certain indebtedness of the acquired companies and for general corporate and working capital requirements. In January 1998, the Company obtained a $50.0 million Interim Credit Facility to meet its acquisition related cash requirements pending the completion of an extension and modification of the Original Credit Facility to provide for up to $300.0 million of borrowing availability. The closing of the extension and modification of the Credit Facility on February 11, 1998 stipulated the termination of the Interim Credit Facility. The Credit Facility matures in February 2003 and will be used to fund acquisitions, make capital expenditures, refinance debt of the companies acquired and for general working capital requirements. The Credit Facility requires the Company to comply with various affirmative and negative covenants including: (i) the maintenance of certain financial ratios, (ii) restrictions on additional indebtedness, (iii) restrictions on liens, guarantees and dividends, (iv) obtaining the lenders' consent with respect to certain individual acquisitions and (v) maintenance of a specified level of consolidated net worth. Borrowings under the Credit Facility are secured by the pledge of all of the capital stock of each of the Company's material subsidiaries.

     On February 11, 1998, the Company received $194.5 million of net cash proceeds (before estimated expenses of $.8 million) from the sale of the Notes. The Notes call for semi-annual interest payments on February 15 and August 15 of each year, beginning August 15, 1998 and mature on February 15, 2008. The Notes are guaranteed by substantially all of the Company's current and future subsidiaries, and contain certain covenants restricting additional indebtedness, liens, transactions with affiliates, asset sales, investments, payment restrictions affecting subsidiaries and mergers and acquisitions of subsidiaries. The Notes are subordinate to borrowings under the Credit Facility and will rank PARI PASSU in right of payment with all other future subordinated debt of the Company and will rank senior to other indebtedness that expressly provides that it is subordinated in right of payment to the Notes. The Company used $179.3 million of such proceeds to repay the borrowings outstanding under the Original Credit Facility and Interim Credit Facility on February 11, 1998.

  YEAR 2000 ISSUE

     The Company recognizes the need to ensure its operations will not be adversely impacted by Year 2000 software failures. Specifically, computational errors are a known risk with respect to dates after December 31, 1999. The Company has addressed the issue with respect to its existing subsidiaries and potential acquisitions as part of its normal due diligence procedures. The Company does not believe the cost of achieving Year 2000 compliance, in excess of the cost of normal software upgrades and replacements incurred through fiscal 1999, will be material to the Company's consolidated results of operations, financial position or liquidity.

  RECENT DEVELOPMENTS

     On March 23, 1998, the Company announced that it agreed to make an offer for all of the issued and outstanding common shares of Ideal Metal Inc. ("Ideal") at a cash price of CAN$5.25 per share. Another company made a competing offer and on April 28, 1998, the Company received the agreed upon compensatory fee of U.S.$1.7 million (CAN$2.5 million) from Ideal as a result of the competing offer.

     Subsequent to March 31, 1998, the Company acquired the following metal processing companies: Industrial, Sierra, Fullerton, Faitoute, Steel Manufacturing, Wilkof, Forest, LaserPro, ABS, Valley, Flagg, Geneva, Professional and Intsel. These acquisitions were accounted for using the "purchase" method of accounting. In addition, the Company completed the acquisition of Krohn, which was accounted for using the "pooling-of-interests" method of accounting. The aggregate consideration paid by the Company to acquire these companies was approximately $151.2 million in cash, 3,480,950 shares of common stock and the issuance of notes of approximately $3.7 million (excluding assumed indebtedness of approximately $43.4 million).

                                 LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed on for the Company by Bracewell & Patterson, L.L.P., Houston, Texas. Partners and employees of Bracewell & Patterson, L.L.P. own less than one percent of the Common Stock of the Company.

                                    EXPERTS

     The financial statements of Metals USA, Affiliated, Interstate, Texas Aluminum/Cornerstone, Queensboro, Uni-Steel, Southern Alloy, Independent and Levinson, included in this Prospectus or incorporated herein by reference, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included in this Prospectus or incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports. The financial statements of Affiliated at August 31, 1996, and for the fifty-two weeks then ended, incorporated herein by reference, have been audited by Ernst & Young LLP, independent auditors, and at September 2, 1995, and for each of the two fifty-two week periods then ended, by Rubin, Brown, Gornstein & Co. LLP, independent auditors, as set forth in their respective reports thereon incorporated herein in by reference, and are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing. The financial statements of Queensboro, incorporated herein by reference, have been audited by McGladrey & Pullen, LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said report. The financial statements of Harvey, incorporated herein by reference, have been audited by Klein, Bogakos, and Robertson, CPA's, Inc., independent auditors, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said report. The consolidated financial statements of Pacific, incorporated herein by reference, have been audited by Perkins & Company, P.C., independent auditors, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said report. The consolidated financial statements of Fullerton, incorporated herein by reference, have been audited by Ernst & Young LLP, independent auditors, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                        PAGE
                                        -----
METALS USA, INC. UNAUDITED PRO FORMA
     Introduction to Unaudited Pro
      Forma Financial Statements.....     F-2
     Unaudited Pro Forma Balance
      Sheet..........................     F-3
     Unaudited Pro Forma Statement of
      Operations for the twelve
      months ended
       December 31, 1997.............     F-4
     Unaudited Pro Forma Statement of
      Operations for the three months
      ended March 31, 1998...........     F-5
     Notes to Unaudited Pro Forma
      Financial Statements...........     F-6

METALS USA, INC. AND SUBSIDIARIES
     Report of Independent Public
      Accountants....................     F-9
     Supplemental Consolidated
      Balance Sheets.................    F-10
     Supplemental Consolidated
      Statements of Operations.......    F-11
     Supplemental Consolidated
      Statements of Cash Flows.......    F-12
     Supplemental Consolidated
      Statements of Stockholders'
      Equity.........................    F-13
     Notes to Supplemental
      Consolidated Financial
      Statements.....................    F-14

METALS USA, INC. AND
  SUBSIDIARIES -- UNAUDITED INTERIM
  FINANCIAL STATEMENTS
     Supplemental Consolidated
      Balance Sheets at March 31,
      1998 (Unaudited) and December
      31, 1997.......................    F-29
     Unaudited Supplemental
      Consolidated Statements of
      Operations for the three months
      ended March 31, 1998 and
      1997...........................    F-30
     Unaudited Supplemental
      Consolidated Statements of Cash
      Flows for the three months
      ended March 31, 1998 and
      1997...........................    F-31
     Condensed Notes to Unaudited
      Supplemental Consolidated
      Financial Statements...........    F-32

                                METALS USA, INC.
                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION

     The following unaudited pro forma financial statements give effect to the acquisitions by Metals USA, Inc. ("Metals USA") of the outstanding capital stock of Affiliated, Interstate, Texas Aluminum/Cornerstone, Queensboro, Southern Alloy, Uni-Steel, Service Systems and Williams (together, the
"Founding Companies") and the outstanding stock of Federal Bronze, Harvey, Jeffreys, Meier, Wayne, Royal, RJ Fabricating, Independent, Pacific, Metalmart, Mark Metals, Western, National, Sierra, Concord, Industrial, Levinson, Fullerton, Faitoute, Krohn, Steel Manufacturing, Wilkof, Forest, LaserPro, ABS, Valley, Flagg, Geneva, Professional and Intsel (together, the "Subsequent Acquisitions" and together with the Founding Companies, the "Acquired Companies"). The Founding Companies acquisitions occurred concurrently with the consummation of Metals USA's initial public offering of 5,900,000 shares of its Common Stock on July 11, 1997, and were accounted for using the "purchase" method of accounting. On August 12, 1997, the Company sold 885,000 of its common stock pursuant to an over allotment option with the underwriters. The sale by the Company of the 6,785,000 shares of its Common Stock, together with the Founding Companies acquisitions, is hereinafter referred to as the "IPO".
During the third and fourth quarters of 1997, acquisitions were completed which included Federal Bronze, Harvey, Jeffreys, Meier, Wayne, Royal and RJ Fabricating, with all except Jeffreys and Wayne accounted for using the "purchase" method of accounting. During 1998, through July 21, 1998, Metals
USA completed acquisitions which included Independent, Pacific, Metalmart, Mark Metals, Western, National, Sierra, Concord, Industrial, Levinson, Fullerton, Faitoute, Steel Manufacturing, Wilkof, Forest, LaserPro, ABS, Valley, Flagg, Geneva, Professional and Intsel, which were all accounted for using the "purchase" method of accounting. In addition, Metals USA completed the acquisition of Krohn in May 1998, which was accounted for using the "pooling-of-interests" method of accounting.

     The unaudited pro forma balance sheet gives effect to the acquisitions of Sierra, Industrial, Fullerton, Faitoute, Steel Manufacturing, Wilkof, Forest, LaserPro, ABS, Valley, Flagg, Geneva, Professional and Intsel as if they had occurred on March 31, 1998. The unaudited pro forma statements of operations give effect to the IPO, the acquisition of the Founding Companies, the Subsequent Acquisitions and the issuance of the $200,000,000 aggregate principal amount of 8 5/8% Senior Subordinated Notes due 2008 (the "Notes"), as if they had occurred on January 1, 1997.

     Metals USA has preliminarily analyzed the savings that it expects to be realized from reductions in salaries and certain benefits to the owners and reductions in lease cost resulting from renegotiations of certain leases. To the extent the owners of the Acquired Companies have agreed prospectively to reductions in salary, bonuses and benefits and the reduction in lease cost has been confirmed by lease agreements, these reductions have been reflected in the pro forma statement of operations. In addition, the Company has a five-year revolving credit facility of $300.0 million (as amended, the "Credit
Facility"). Based on terms of the Credit Facility, the Company believes that its interest expense will be reduced with respect to borrowings made under revolving credit loans. This reduction in interest expense has been reflected in the pro forma statement of operations, offset by increased interest expense with respect to the Notes. It is anticipated that other potential cost savings will be realized which will be offset by costs related to Metals USA's new corporate management and by the costs associated with being a public company. However, because these factors cannot be accurately quantified at this time, they have not been included in the pro forma financial information of Metals USA.

     The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what Metals USA's financial position or results of operations would actually have been if such transactions had in fact occurred on those dates and are not necessarily representative of Metals USA's financial position or results of operations of Metals USA for any future period. Since the Acquired Companies were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus. See "Risk Factors" included elsewhere herein.

                                METALS USA, INC.
                       UNAUDITED PRO FORMA BALANCE SHEET
                                 MARCH 31, 1998
                                 (IN MILLIONS)

                                        SUPPLEMENTAL       PURCHASE       PRO FORMA
                                        CONSOLIDATED     ACQUISITIONS    ADJUSTMENTS    PRO FORMA
                                        -------------    ------------    -----------    ---------
               ASSETS
Cash.................................      $  11.9          $  7.5         $--           $  19.4
Accounts receivable, net.............        148.1            67.0          --             215.1
Inventories..........................        223.3            70.9             4.8         299.0
Prepaid expenses.....................          2.6              .6          --               3.2
Deferred income tax asset............          2.7              .1          --               2.8
Other................................          4.3              .5          --               4.8
                                        -------------    ------------    -----------    ---------
     Total current assets............        392.9           146.6             4.8         544.3
Property and equipment, net..........        107.1            24.0             6.7         137.8
Goodwill, net........................        156.8             2.0            90.9         249.7
Other assets, net....................         13.4             2.7          --              16.1
                                        -------------    ------------    -----------    ---------
     Total assets....................      $ 670.2          $175.3         $ 102.4       $ 947.9
                                        =============    ============    ===========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable.....................      $  81.5          $ 43.3         $--           $ 124.8
Accrued liabilities..................         19.0             6.7          --              25.7
Current portion of long-term debt....          9.8            17.2           (17.2)          9.8
Income taxes payable.................          3.4              .6          --               4.0
                                        -------------    ------------    -----------    ---------
     Total current liabilities.......        113.7            67.8           (17.2)        164.3
Long-term debt, less current
  portion............................        273.2            20.3           168.9         462.4
Deferred income tax liability........          8.6              .8          --               9.4
Other long-term liabilities..........          4.9              .4             3.0           8.3
                                        -------------    ------------    -----------    ---------
     Total liabilities...............        400.4            89.3           154.7         644.4
                                        -------------    ------------    -----------    ---------

Stockholders' equity:
  Preferred stock....................       --                  .8             (.8)        --
  Common stock.......................           .4            15.1           (15.1)           .4
  Additional paid-in capital.........        223.4             4.6            29.1         257.1
  Unearned compensation..............         (1.5)         --              --              (1.5)
  Retained earnings..................         47.5            68.9           (68.9)         47.5
  Treasury stock.....................       --                (3.4)            3.4         --
                                        -------------    ------------    -----------    ---------
     Total stockholders' equity......        269.8            86.0           (52.3)        303.5
                                        -------------    ------------    -----------    ---------
Total liabilities and stockholders'
  equity.............................      $ 670.2          $175.3         $ 102.4       $ 947.9
                                        =============    ============    ===========    =========

      See accompanying notes to unaudited pro forma financial statements.

                                METALS USA, INC.
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     TWELVE MONTHS ENDED DECEMBER 31, 1997
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                           SUPPLEMENTAL      PURCHASE       PRO FORMA
                                           CONSOLIDATED    ACQUISITIONS    ADJUSTMENTS     PRO FORMA
                                           ------------    ------------    -----------    -----------
Net sales...............................     $  537.6        $1,063.9        $   1.1      $   1,602.6
Operating costs and expenses:
     Cost of sales......................        414.9           826.7            1.3          1,242.9
     Operating and delivery.............         53.7            89.8           (2.0)           141.5
     Selling, general and
       administrative...................         41.1            86.1          (19.9)           107.3
     Depreciation and amortization......          5.6             8.4            5.2             19.2
                                           ------------    ------------    -----------    -----------
Operating income........................         22.3            52.9           16.5             91.7
Other (income) expense:
     Interest expense...................          5.0            11.6           16.9             33.5
     Other (income) expense.............          (.5)           (2.6)           1.0             (2.1)
                                           ------------    ------------    -----------    -----------
Income before income taxes..............         17.8            43.9           (1.4)            60.3
Provision for income taxes..............         10.3             6.6            9.4             26.3
                                           ------------    ------------    -----------    -----------
Net income..............................     $    7.5        $   37.3        $ (10.8)     $      34.0
                                           ============    ============    ===========    ===========
Earnings per share......................                                                  $       .90
Earnings per share -- assuming
  dilution..............................                                                  $       .89
Number of common shares used in the per
  share calculations:
     Earnings per share.................                                                         37.9
     Earnings per share -- assuming
       dilution.........................                                                         38.2

      See accompanying notes to unaudited pro forma financial statements.

                                METALS USA, INC.
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1998
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                           SUPPLEMENTAL      PURCHASE       PRO FORMA
                                           CONSOLIDATED    ACQUISITIONS    ADJUSTMENTS    PRO FORMA
                                           ------------    ------------    -----------    ---------
Net sales...............................      $278.5          $172.5         $--           $ 451.0
Operating costs and expenses:
     Cost of sales......................       214.6           130.9              .2         345.7
     Operating and delivery.............        26.0            12.5             (.3)         38.2
     Selling, general and
       administrative...................        18.1            12.9            (1.1)         29.9
     Depreciation and amortization......         3.0             1.1              .7           4.8
                                           ------------    ------------    -----------    ---------
Operating income........................        16.8            15.1              .5          32.4
Other (income) expense:
     Interest expense...................         4.8             1.3             3.2           9.3
     Other (income) expense.............         (.1)            (.7)            1.1            .3
                                           ------------    ------------    -----------    ---------
Income before income taxes..............        12.1            14.5            (3.8)         22.8
Provision for income taxes..............         4.9             1.4             2.8           9.1
                                           ------------    ------------    -----------    ---------
Net income..............................      $  7.2          $ 13.1         $  (6.6)      $  13.7
                                           ============    ============    ===========    =========
Earnings per share......................                                                   $   .36
Earnings per share -- assuming
  dilution..............................                                                   $   .35
Number of common shares used in the per
  share calculations:
     Earnings per share.................                                                      37.9
     Earnings per share -- assuming
       dilution.........................                                                      38.6

      See accompanying notes to unaudited pro forma financial statements.

                                METALS USA, INC.
               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                      (IN MILLIONS, EXCEPT SHARE AMOUNTS)

1.  GENERAL:

     Metals USA, Inc. ("Metals USA") was founded to become a leading national value-added metals processor/service center, to manufacture higher-value components from processed metals and to pursue actively the consolidation of the highly-fragmented metals processing industry. Prior to the IPO, Metals USA had conducted no operations. Metals USA acquired the Founding Companies concurrently with the consummation of the IPO, with the Subsequent Acquisitions occurring from September 26, 1997 through July 21, 1998.

     The pro forma balance sheet reflects the supplemental consolidated financial position of Metals USA as restated for the effects of the business combinations with Jeffreys, Wayne and Krohn accounted for using the "pooling-of-interests" method of accounting ("Supplemental Consolidated" column). The "Purchase Acquisitions" column gives effect to the acquisitions of Sierra, Industrial, Fullerton, Faitoute, Steel Manufacturing, Wilkof, Forest, LaserPro, ABS, Valley, Flagg, Geneva, Professional and Intsel as if they had occurred on March 31, 1998.

     The pro forma statements of operations reflect the supplemental consolidated results of operations of Metals USA as restated for the effects of the business combinations with Jeffreys, Wayne and Krohn accounted for using the "pooling-of-interests" method of accounting ("Supplemental Consolidated" column). The "Purchase Acquisitions" column reflects the pre-acquisition results of operations of the companies acquired using the "purchase" method of accounting.

2.  ACQUISITION OF COMPANIES:

     Concurrently with and as a condition to the consummation of the IPO, Metals USA acquired all of the outstanding capital stock of the Founding Companies. These acquisitions were accounted for using the purchase method of accounting. During the third and fourth quarters of 1997, acquisitions were completed which included Federal Bronze, Harvey, Jeffreys, Meier, Wayne, Royal and RJ Fabricating, with all except Jeffreys and Wayne being accounted for using the "purchase" method of accounting. During 1998, through July 21, 1998, acquisitions were completed which included Independent, Pacific, Metalmart, Mark Metals, Western, National, Sierra, Concord, Industrial, Levinson, Fullerton, Faitoute, Steel Manufacturing, Wilkof, Forest, LaserPro, ABS, Valley, Flagg, Geneva, Professional and Intsel, which were all accounted for using the "purchase" method of accounting. In addition, the acquisition of Krohn was completed in May 1998 and was accounted for using the "pooling-of-interests" method of accounting.

     The aggregate consideration paid by Metals USA for the Acquired Companies consisted of approximately $263.7 in cash, 26,370,272 shares of Common Stock, $3.7 million of notes plus the assumption of approximately $233.6 of indebtedness. The consideration paid by Metals USA for each of the Acquired Companies was determined by negotiation between representatives of each Acquired Company and was based primarily upon the pro forma adjusted net income of each Acquired Company.

3.  UNAUDITED PRO FORMA BALANCE SHEET ADJUSTMENTS AND OFFERING TRANSACTIONS:

     The pro forma adjustments in the unaudited pro forma balance sheet give effect to the acquisitions completed subsequent to March 31, 1998 comprised of
(i) the issuance of 2,262,648 shares of Common Stock and $3.7 million of notes and $151.2 of debt incurred for the cash portion of the consideration exchanged for the common stock of the companies acquired, (ii) the estimated excess of purchase price paid over fair value of assets acquired of $90.9 reflected as additional goodwill, (iii) the purchase of additional property and equipment for $6.7 and (iv) an adjustment of $4.8 to increase inventory accounted for utilizing the last-in, first-out method of accounting to fair value.

                                METALS USA, INC.
        NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN MILLIONS, EXCEPT SHARE AMOUNTS)

4.  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS:

     FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997:

        (a) Reflects the reduction in certain related party rental and lease expenses which has been agreed to prospectively.

        (b) Reflects the $11.0 reduction in salaries, bonuses and benefits to the owners of the Acquired Companies to which they have agreed prospectively and the reversal of the $6.0 non-cash compensation charge related to the issuance of 400,000 shares of common stock to management of and consultants to the Company offset by a $.3 charge for recurring salary expenses of management.

        (c) Reflects the amortization of goodwill to be recorded as a result of the IPO and Subsequent Acquisitions over a 40-year estimated life plus additional depreciation expense due to the allocation of a portion of the excess purchase price to property and equipment.

        (d) Reflects the assumed reductions in interest expense of $1.5 due to refinancing of the outstanding indebtedness in conjunction with the IPO and Subsequent Acquisitions, offset by an assumed increase in interest expense of $12.9 due to financing the Subsequent Acquisitions.

        (e) Reflects the pre-acquisition results of operations for Cornerstone Aluminum (acquired February 1997) as if the acquisition was completed as of January 1, 1997.

        (f) Reflects a $.7 charge eliminating the gains recorded as historical LIFO adjustments to cost of sales. These adjustments result from the restatement of base year LIFO costs to the appropriate replacement costs as if the acquisitions occurred on January 1, 1997. Other adjustments reflect certain other nonrecurring expenses with respect to the Subsequent Acquisitions, such as expenses associated with compensation plans which were terminated in conjunction with the acquisitions of their respective companies.

        (g) Reflects the incremental interest expense of $4.6 and amortization of deferred financing costs of $.8 incurred as a result of the issuance of the Notes and the Credit Facility and the repayment of outstanding indebtedness of the Company.

        (h) Reflects the incremental provision for federal and state income taxes for all entities being combined and other statements of operations adjustments.

     The following table summarizes unaudited pro forma statements of operations adjustments:

                                          (A)        (B)        (C)        (D)        (E)        (F)        (G)        (H)
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net sales............................  $  --      $  --      $  --      $  --      $      .4  $      .7  $  --      $  --
Operating costs and expenses:
    Cost of sales....................     --         --         --         --             .3        1.0     --         --
    Operating and delivery...........       (1.5)    --         --         --         --            (.5)    --         --
    Selling, general and
      administrative.................        (.3)     (16.7)    --         --             .1       (3.0)    --         --
    Depreciation and amortization....         .4     --            4.7     --         --             .1     --         --
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating income.....................        1.4       16.7       (4.7)    --         --            3.1     --         --
Other (income) expense:
    Interest (income) expense........         .1     --         --           11.4     --         --            5.4     --
    Other (income) expense...........         .1     --         --         --         --             .9     --         --
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income before income taxes...........        1.2       16.7       (4.7)     (11.4)    --            2.2       (5.4)    --
Provision for income taxes...........     --         --         --         --         --         --         --            9.4
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income...........................  $     1.2  $    16.7  $    (4.7) $   (11.4) $  --      $     2.2  $    (5.4) $    (9.4)
                                       =========  =========  =========  =========  =========  =========  =========  =========

                                        PRO FORMA
                                       ADJUSTMENTS
                                       -----------
Net sales............................    $   1.1
Operating costs and expenses:
    Cost of sales....................        1.3
    Operating and delivery...........       (2.0)
    Selling, general and
      administrative.................      (19.9)
    Depreciation and amortization....        5.2
                                       -----------
Operating income.....................       16.5
Other (income) expense:
    Interest (income) expense........       16.9
    Other (income) expense...........        1.0
                                       -----------
Income before income taxes...........       (1.4)
Provision for income taxes...........        9.4
                                       -----------
Net income...........................    $ (10.8)
                                       ===========

                                METALS USA, INC.
        NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN MILLIONS, EXCEPT SHARE AMOUNTS)

     FOR THE THREE MONTHS ENDED MARCH 31, 1998:

        (a) Reflects the reduction in certain related party rental and lease expenses which has been agreed to prospectively.

        (b) Reflects the $.6 reduction in salaries, bonuses and benefits to the owners of the Acquired Companies to which they have agreed prospectively.

        (c) Reflects the amortization of goodwill to be recorded as a result of the Subsequent Acquisitions over a 40-year estimated life plus additional depreciation expense due to the allocation of a portion of the excess purchase price to property and equipment.

        (d) Reflects the assumed reductions in interest expense of $.1 due to refinancing of the outstanding indebtedness in conjunction with the Subsequent Acquisitions, offset by an assumed increase in interest expense of $2.6 due to financing the Subsequent Acquisitions.

        (e) Reflects a $.2 charge eliminating the gains recorded as historical LIFO adjustments to cost of sales. These adjustments result from the restatement of base year LIFO costs to the appropriate replacement costs as if the acquisitions occurred on January 1, 1997. Other adjustments reflect certain other nonrecurring expenses with respect to the Subsequent Acquisitions, such as expenses associated with compensation plans which were terminated in conjunction with the acquisitions of their respective companies.

        (f) Reflects the incremental interest expense of $.6 and amortization of deferred financing costs of $.1 incurred as a result of the issuance of the Notes and the Credit Facility and the repayment of outstanding indebtedness of the Company.

        (g) Reflects the incremental provision for federal and state income taxes for all entities being combined and other statements of operations adjustments.

     The following table summarizes unaudited pro forma statements of operations adjustments:

                                                                                                                      PRO FORMA
                                          (A)        (B)        (C)        (D)        (E)        (F)        (G)      ADJUSTMENTS
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------   -----------
Net sales............................  $  --      $  --      $  --      $  --      $  --      $  --      $  --         $--
Operating costs and expenses:
    Cost of sales....................     --         --         --         --             .2     --         --              .2
    Operating and delivery...........        (.2)    --         --         --            (.1)    --         --             (.3)
    Selling, general and
      administrative.................        (.1)       (.6)    --         --            (.4)    --         --            (1.1)
    Depreciation and amortization....         .1     --             .6     --         --         --         --              .7
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------   -----------
Operating income.....................         .2         .6        (.6)    --             .3     --         --              .5
Other (income) expense:
    Interest (income) expense........     --         --         --            2.5     --             .7     --             3.2
    Other (income) expense...........     --         --         --         --            1.1     --         --             1.1
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------   -----------
Income before income taxes...........         .2         .6        (.6)      (2.5)       (.8)       (.7)    --            (3.8)
Provision for income taxes...........     --         --         --         --         --         --            2.8         2.8
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------   -----------
Net income...........................  $      .2  $      .6  $     (.6) $    (2.5) $     (.8) $     (.7) $    (2.8)    $  (6.6)
                                       =========  =========  =========  =========  =========  =========  =========   ===========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Metals USA, Inc.:

We have audited the accompanying supplemental consolidated balance sheets of Metals USA, Inc. (a Delaware corporation) and subsidiaries (the "Company") as of December 31, 1997 and 1996, and the related supplemental consolidated statements of operations, cash flows and stockholders' equity for each of the three years in the period ended December 31, 1997. The supplemental consolidated financial statements give retroactive effect to the merger with Krohn Steel Service Center, Inc. ("Krohn") on May 29, 1998, which has been accounted for as a "pooling-of-interests" as described in Note 1. These supplemental financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the supplemental consolidated financial position of Metals USA, Inc. and subsidiaries as of December 31, 1997 and 1996, and the supplemental consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, after giving retroactive effect to the merger with Krohn as described in
Note 1, all in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
May 30, 1998

                       METALS USA, INC. AND SUBSIDIARIES
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                           DECEMBER 31,
                                       --------------------
                                         1997       1996
                                       ---------  ---------
               ASSETS
Current assets:
     Cash............................  $     7.3  $     2.4
     Accounts receivable, net of
      allowance of $3.6 and $.3......       95.1       23.8
     Inventories.....................      159.4       45.8
     Prepaid expenses................        1.9         .7
     Deferred income tax asset.......        1.5        1.1
     Other...........................        2.2         .6
                                       ---------  ---------
          Total current assets.......      267.4       74.4
Property and equipment, net..........       86.5       30.7
Goodwill, net........................      120.1     --
Other assets, net....................        6.6        2.2
                                       ---------  ---------
          Total assets...............  $   480.6  $   107.3
                                       =========  =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable................  $    52.5  $    16.3
     Accrued liabilities.............       13.1        2.8
     Current portion of long-term
     debt............................        7.2        3.2
     Income taxes payable............        1.6         .5
                                       ---------  ---------
          Total current
        liabilities..................       74.4       22.8
Long-term debt, less current
portion..............................      167.1       24.6
Deferred income tax liability........        8.1        1.4
Other long-term liabilities..........        4.5        1.0
                                       ---------  ---------
          Total liabilities..........      254.1       49.8
                                       ---------  ---------
Commitments and contingencies
Stockholders' equity:
     Preferred stock, $.01 par value,
      5,000,000 shares authorized,
      none issued
       and outstanding...............     --         --
     Common stock, $.01 par value,
      203,122,914 shares authorized,
       32,680,226 and 13,216,227
      shares outstanding,
      respectively...................         .3         .1
     Additional paid-in capital......      184.6       17.3
     Unearned compensation...........       (1.5)      (1.8)
     Retained earnings...............       43.1       41.9
                                       ---------  ---------
          Total stockholders'
        equity.......................      226.5       57.5
                                       ---------  ---------
          Total liabilities and
        stockholders' equity.........  $   480.6  $   107.3
                                       =========  =========

 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                       METALS USA, INC. AND SUBSIDIARIES
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                FOR THE YEARS ENDED
                                                   DECEMBER 31,
                                          -------------------------------
                                            1997       1996       1995
                                          ---------  ---------  ---------
Net sales...............................  $   537.6  $   265.5  $   260.9
Operating costs and expenses:
     Cost of sales......................      414.9      204.0      204.7
     Operating and delivery.............       53.7       25.4       22.0
     Selling, general and
       administrative...................       41.1       21.4       15.6
     Depreciation and amortization......        5.6        3.7        3.0
                                          ---------  ---------  ---------
Operating income........................       22.3       11.0       15.6
Other (income) expense:
     Interest expense...................        5.0        1.8        2.4
     Other income.......................        (.5)       (.7)       (.5)
                                          ---------  ---------  ---------
Income before income taxes..............       17.8        9.9       13.7
Provision for income taxes..............       10.3        5.4        5.6
                                          ---------  ---------  ---------
Net income..............................  $     7.5  $     4.5  $     8.1
                                          =========  =========  =========
Earnings per share......................  $     .33  $     .38  $     .86
                                          =========  =========  =========
Earnings per share -- assuming
  dilution..............................  $     .33  $     .38  $     .86
                                          =========  =========  =========
Number of common shares used in the per
  share calculations:
     Earnings per share.................       22.5       11.8        9.4
                                          =========  =========  =========
     Earnings per share -- assuming
       dilution.........................       22.9       11.8        9.4
                                          =========  =========  =========

 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                       METALS USA, INC. AND SUBSIDIARIES
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN MILLIONS)

                                             FOR THE YEARS ENDED
                                                DECEMBER 31,
                                       -------------------------------
                                         1997       1996       1995
                                       ---------  ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income.......................  $     7.5  $     4.5  $     8.1
    Adjustments to reconcile net
     income to net cash provided by
     operating activities --
         Capital contributions
           attributable to deemed tax
           payments of S
           Corporations..............        4.0        3.2        3.6
         Provision for bad debts.....         .6         .2         .3
         Depreciation and
           amortization..............        5.6        3.7        3.0
         Deferred income taxes.......         .7        (.2)        .3
         Deferred financing costs
           incurred..................       (1.0)    --             .1
         Compensation charged against
           notes receivable..........     --             .5     --
         Compensation
           expense -- management
           shares....................        6.0        3.6     --
         Changes in operating assets
           and liabilities, net of
           business acquisitions --
             Accounts receivable.....        1.3     --            2.7
             Inventories.............       (7.4)     (11.2)      11.2
             Prepaid expenses and
               other assets..........        (.3)       (.2)    --
             Accounts payable and
               accrued liabilities...      (14.0)       5.5       (4.0)
             Income taxes payable....         .4         .2     --
         Other operating.............        (.1)       (.3)       (.2)
                                       ---------  ---------  ---------
                  Net cash provided
                    by operating
                    activities.......        3.3        9.5       25.1
                                       ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property............      (18.7)      (6.7)      (8.9)
    Purchase of businesses, net of
     acquired cash...................      (68.6)    --           (6.0)
    Other investing..................        1.4         .2        (.1)
                                       ---------  ---------  ---------
                  Net cash used in
                    investing
                    activities.......      (85.9)      (6.5)     (15.0)
                                       ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Issuance of stock................       58.3     --         --
    Distributions to shareholders....       (6.3)      (6.0)      (5.4)
    Net borrowings (repayments) on
     long-term debt..................       (4.0)      (2.0)       3.1
    Net borrowings (repayments) on
     revolving credit facilities.....       39.7        3.1       (3.7)
    Net payments on notes payable to
     affiliates......................        (.3)       (.3)      (1.0)
    Other financing..................         .1         .2     --
                                       ---------  ---------  ---------
                  Net cash provided
                    by (used in)
                    financing
                    activities.......       87.5       (5.0)      (7.0)
                                       ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH......        4.9       (2.0)       3.1
CASH, beginning of period............        2.4        4.4        1.3
                                       ---------  ---------  ---------
CASH, end of period..................  $     7.3  $     2.4  $     4.4
                                       =========  =========  =========
SUPPLEMENTAL CASH FLOW INFORMATION:
    Cash paid for --
         Interest....................  $     5.1  $     1.8  $     2.3
         Income taxes................        5.5        2.1        1.7
    Non-cash activities --
         Retirement plan contribution
           charged to unearned
           compensation and
           additional paid-in
           capital...................         .4         .6         .6
         Purchase of businesses for
           stock.....................      197.6     --         --

 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                       METALS USA, INC. AND SUBSIDIARIES
          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN MILLIONS)

                                                   ADDITIONAL
                                        COMMON       PAID-IN        UNEARNED       RETAINED
                                         STOCK       CAPITAL      COMPENSATION     EARNINGS      TOTAL
                                        -------    -----------    -------------    ---------   ---------
BALANCE, December 31, 1994...........    $  .1       $   6.4          $(2.9)        $  39.7    $    43.3
  Shares released under leveraged
     ESOP Plan.......................     --              .1             .5           --              .6
  Capital contributions attributable
     to deemed tax payments of S
     Corporation.....................     --             3.6         --               --             3.6
  Distributions......................     --          --             --                (5.4)        (5.4)
  Net income.........................     --          --             --                 8.1          8.1
                                        -------    -----------    -------------    ---------   ---------
BALANCE, December 31, 1995...........       .1          10.1           (2.4)           42.4         50.2
  Adjustment to conform fiscal
     year-ends.......................     --              .1             .2             1.0          1.3
  Shares released under leveraged
     ESOP Plan.......................     --              .2             .4           --              .6
  Other adjustments..................     --              .1         --               --              .1
  Shares issued to members of
     management......................     --             3.6         --               --             3.6
  Capital contributions attributable
     to deemed tax payments of S
     Corporations....................     --             3.2         --               --             3.2
  Distributions......................     --          --             --                (6.0)        (6.0)
  Net income.........................     --          --             --                 4.5          4.5
                                        -------    -----------    -------------    ---------   ---------
BALANCE, December 31, 1996...........       .1          17.3           (1.8)           41.9         57.5
  Shares issued to members of
     management......................     --             6.0         --               --             6.0
  Shares sold in connection with the
     IPO.............................       .1          58.2         --               --            58.3
  Shares issued in connection with
     the acquisition of the Founding
     Companies.......................       .1          80.1         --               --            80.2
  Shares issued in connection with
     the Subsequent Acquisitions.....     --            18.6         --               --            18.6
  Shares released under leveraged
     ESOP Plan.......................     --              .1             .3           --              .4
  Other adjustments..................     --              .3         --               --              .3
  Capital contributions attributable
     to deemed tax payments of S
     Corporations....................     --             4.0         --               --             4.0
  Distributions......................     --          --             --                (6.3)        (6.3)
  Net income.........................     --          --             --                 7.5          7.5
                                        -------    -----------    -------------    ---------   ---------
BALANCE, December 31, 1997...........    $  .3       $ 184.6          $(1.5)        $  43.1    $   226.5
                                        =======    ===========    =============    =========   =========

 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                       METALS USA, INC. AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

1.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION

     Metals USA, Inc., a Delaware corporation, ("Metals USA") was founded on July 3, 1996 to become a leading national value-added metals processor service center, to manufacture higher-value components from processed metals and to pursue aggressively the consolidation of the highly fragmented metals processing industry. Prior to its initial public offering ("IPO"), Metals USA had conducted no operations. Concurrent with the consummation of its IPO on July 11, 1997, Metals USA acquired, in separate transactions (the "Mergers") eight companies (the "Founding Companies") engaged in the processing of steel, aluminum and specialty metals, as well as the manufacture of metal components. Following the IPO and through December 31, 1997, Metals USA acquired seven additional companies and subsequent to December 31, 1997, has acquired numerous additional companies in similar businesses (See Note 2). Certain of the companies acquired after the IPO were accounted for using the "pooling-of-interests" method, resulting in a restatement of the Company's financial statements for all periods presented (See Note 2). References herein to the "Company" include Metals USA and its subsidiaries.

     The acquisition of Krohn Steel Service Center, Inc. ("Krohn") met the "pooling-of-interests" requirements of Accounting Principles Board Opinion No. 16 BUSINESS COMBINATIONS ("APB 16"). The acquisition was completed on May 29, 1998 and, accordingly, the Company's accompanying historical consolidated financial statements have been restated to reflect the results of operations, cash flows and financial position of Krohn, as if the acquisition occurred on January 1, 1995. Because the acquisition occurred after December 31, 1997, these restated financial statements are labeled as "Supplemental" in accordance with the rules and regulations of the Securitites and Exchange Commission. See Note 2.

     The Company sells to businesses such as the machining, furniture, transportation equipment, power and process equipment, industrial/commercial construction, consumer durables and electrical equipment industries, and machinery and equipment manufacturers. The Company believes that its broad customer base and its wide array of metals processing capabilities, products and services, coupled with its broad geographic coverage of the United States, reduce the Company's susceptibility to economic fluctuations affecting any one industry or geographical area.

  USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) the disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published and (iii) the reported amount of revenues and expenses recognized during the periods presented. The Company reviews all significant estimates affecting its consolidated financial statements on a recurring basis and records the effect of any necessary adjustments prior to their publication. Adjustments made with respect to the use of estimates often relate to improved information not previously available. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of financial statements.

  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION -- The consolidated financial statements include the accounts of Metals USA and its subsidiaries. All intercompany accounts and transactions have been eliminated in the consolidated financial statements. Certain reclassifications have been made to prior years' financial statements to be consistent with the current year's presentation.

     INVENTORIES -- Inventories are stated at the lower of cost or market. Certain of the Company's subsidiaries use the last-in first-out ("LIFO") method of accounting for inventories and other subsidiaries use a variety of methods including specific identification, average cost and the first-in first-out ("FIFO") method of accounting. As of December 31, 1997 and 1996, approximately 51.0% and 57.0%, respectively of the consolidated inventories were accounted for using the LIFO method of accounting.

                       METALS USA, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     PROPERTY AND EQUIPMENT -- Property and equipment is stated at cost, net of accumulated depreciation. Depreciation is computed utilizing the straight-line method at rates based upon the estimated useful lives of the various classes of assets.

     GOODWILL -- Goodwill represents the excess of cost over the estimated fair value of identifiable assets of the businesses acquired using the "purchase" method of accounting. Goodwill is stated at cost, net of accumulated amortization, and is being amortized over a forty-year life using the straight-line method. The Company reviews the recoverability of goodwill and other long-lived assets including other intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may be impaired. The Company has not recorded any impairment losses with respect to goodwill, other long-lived assets or other intangible assets as of December 31, 1997. Accumulated amortization totaled $1.2 as of December 31, 1997.

     OTHER ASSETS -- Other assets include deferred financing costs and other intangible assets, which are being amortized over the estimated useful life of the related borrowing or intangible asset. Accumulated amortization of other assets totaled $1.1 and $.5 as of December 31, 1997 and 1996, respectively.

     FAIR VALUE OF FINANCIAL INSTRUMENTS -- The fair value of the notes payable is estimated based on interest rates for the same or similar debt offered to the Company having the same or similar remaining maturities and collateral requirements. The carrying amounts of notes payable approximate fair value at the applicable balance sheet dates.

     CONCENTRATION OF CREDIT RISK -- Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash deposits, trade accounts and notes receivable. Concentrations of credit risk with respect to trade accounts are within the machining, furniture, transportation equipment, power and process equipment, industrial/commercial construction, consumer durables and electrical equipment industries, and machinery and equipment manufacturers. Generally, credit is extended once appropriate credit history and references have been obtained. Adjustments to the allowance for doubtful accounts are made periodically (as circumstances warrant) based upon the expected collectibility of all such accounts. The Company periodically reviews the credit history of its customers and generally does not require collateral for the extension of credit.

     INCOME TAXES -- The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS No. 109"), "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Provision for income taxes represents the amount of taxes payable and the applicable changes in deferred tax assets and liabilities.

     EARNINGS PER SHARE -- In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 ("SFAS No. 128"), "Earnings Per Share." The Company adopted SFAS No. 128 for the year ended December 31, 1997. SFAS No. 128 simplifies the standards required under current accounting rules for computing earnings per share and replaces the presentation of primary earnings per share and fully diluted earnings per share with a presentation of basic earnings per share ("Earnings per Share") and diluted earnings per share ("Earnings per Share -- Assuming Dilution").
Earnings per Share excludes dilution and is determined by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Earnings per Share -- Assuming Dilution reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock. Earnings per Share -- Assuming Dilution is computed similarly to fully diluted earnings per share under previous accounting rules.

                       METALS USA, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     Earnings per Share was computed using 9,448,313 shares (the aggregate number of shares issued in connection with the acquisition of entities accounted for using the "pooling-of-interests" method of accounting) for periods prior to July 3, 1996 (date of inception). The 4,753,414 shares issued in connection with the organization of Metals USA, including shares issued to management, were considered to be issued and outstanding from the date of inception without regard to the date such shares were actually issued. The 6,785,000 shares issued in connection with the IPO and the 11,693,499 shares issued in connection with the entities acquired using the "purchase" method of accounting have been included in the Earnings per Share computation only from their respective dates of issuance, resulting in weighted average shares of 8,341,480 for the year ended December 31, 1997. Earnings per Share -- Assuming Dilution differs from the Earnings per Share computation due to the inclusion of stock options that were dilutive.

     STOCK BASED COMPENSATION -- Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation," allows entities to choose between the fair value based method of accounting for employee stock options or similar equity instruments and the intrinsic, value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees."
The Company has elected to account for stock options or similar equity instruments using the intrinsic, value-based method of accounting prescribed in APB No. 25.

2.  BUSINESS COMBINATIONS

  POOLING TRANSACTIONS

     On September 26, 1997, Metals USA completed the acquisition of all the capital stock of Jeffreys Steel Company, Inc. ("Jeffreys") in a business combination accounted for as a "pooling-of-interests" transaction in accordance with the requirements of APB No. 16. Jeffreys is headquartered in Mobile, Alabama, and is engaged in the wholesale and retail sale of steel. Jeffreys has historically reported on a July 31 fiscal year-end. For purposes of the merger with Metals USA, the accompanying financial statements reflect Jeffreys on a calendar year-end basis effective January 1, 1996. The historical financial information of Jeffreys for the year ended July 31, 1995 has been included in the Company's consolidated financial statements for the year ended December 31, 1995. The net sales and net income of Jeffreys for the period from August 1, 1995, through December 31, 1995, were $51.0 and $1.0, respectively. The net income of Jeffreys for this transition period is included in the accompanying consolidated statements of stockholders' equity as an adjustment to retained earnings in order to conform their fiscal year to that of the Company.

     On November 20, 1997, Metals USA completed the acquisition of all the capital stock of Wayne Steel, Inc. ("Wayne") in a business combination accounted for as a "pooling-of-interests" transaction in accordance with the requirements of APB No. 16. Wayne operates as a wholesaler and processor of steel and aluminum flat rolled products and is headquartered in Wooster, Ohio.

     On May 29, 1998, Metals USA completed the acquisition of all the capital stock of Krohn Steel Service Center, Inc. ("Krohn") in a business combination accounted for as a "pooling-of-interests" transaction in accordance with the requirements of APB No. 16. Krohn is a processor of flat rolled steel and is headquartered in Springfield, Ohio.

     Prior to the acquisition by Metals USA, the shareholders of Wayne and Krohn had elected to be taxed as S Corporations; accordingly, any federal income tax liabilities for the periods prior to the acquisition dates were the responsibility of the respective stockholders. For purposes of these consolidated financial statements, federal income taxes have been provided as if Wayne and Krohn had filed C Corporation tax returns for the pre-acquisition periods, with the current income tax provisions reflected in the consolidated financial statements as increases to additional paid-in capital. Collectively, Metals USA issued 9,448,313 shares of common stock in exchange for all of the capital stock of Jeffreys, Wayne and Krohn. The unaudited aggregate pre-acquisition net sales and net income for Jeffreys, Wayne and Krohn during 1997 were $239.9 and $8.9, respectively. There were no transactions between Metals USA, Jeffreys, Wayne or Krohn during periods prior to these business combinations.

                       METALS USA, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     The following table summarizes the restated consolidated net sales, net income and per share data of the Company after giving effect to the acquisition of Krohn:

                                                               YEARS ENDED DECEMBER 31,
                                           -----------------------------------------------------------------
                                                  1997                   1996                   1995
                                           -------------------    -------------------    -------------------
                                                         NET                    NET                    NET
                                           NET SALES    INCOME    NET SALES    INCOME    NET SALES    INCOME
                                           ---------    ------    ---------    ------    ---------    ------
Net sales and net income --
     As previously reported in the
       Company's Form 10-K for the year
       ended December 31, 1997..........    $ 507.8      $6.0      $ 240.1      $3.3      $ 235.2      $6.9
     Acquisition accounted for as
       "pooling-of-interests".........         29.8       1.5         25.4       1.2         25.7       1.2
                                           ---------    ------    ---------    ------    ---------    ------
          As restated...................    $ 537.6      $7.5      $ 265.5      $4.5      $ 260.9      $8.1
                                           =========    ======    =========    ======    =========    ======
Earnings per share --
     As previously reported in the
       Company's Form 10-K for the year
       ended December 31, 1997..........                 $.28                   $.31                   $.84
     Acquisition accounted for as
       "pooling-of-interests".........                    .05                    .07                    .02
                                                        ------                 ------                 ------
          As restated...................                 $.33                   $.38                   $.86
                                                        ======                 ======                 ======
Earnings per share -- assuming
  dilution --
     As previously reported in the
       Company's Form 10-K for the year
       ended December 31, 1997..........                 $.28                   $.31                   $.84
     Acquisition accounted for as
       "pooling-of-interests".........                    .05                    .07                    .02
                                                        ------                 ------                 ------
          As restated...................                 $.33                   $.38                   $.86
                                                        ======                 ======                 ======

  PURCHASE TRANSACTIONS

     Concurrent with the completion of its IPO on July 11, 1997, Metals USA acquired the eight Founding Companies, which are in the metal processing and distribution business. The companies acquired were Affiliated Metals Company headquartered in Granite City, Illinois; Interstate Steel Supply Co. headquartered in Philadelphia, Pennsylvania; Queensboro Steel Corporation headquartered in Wilmington, North Carolina; Southern Alloy of America, Inc. headquartered in Salisbury, North Carolina; Steel Service Systems, Inc. headquartered in Horicon, Wisconsin; Texas Aluminum Industries, Inc./The Cornerstone Group headquartered in Houston, Texas; Uni-Steel, Inc. headquartered in Enid, Oklahoma and Williams Steel & Supply Co., Inc. headquartered in Milwaukee, Wisconsin. The acquisition of each of the Founding Companies was accounted for using the "purchase" method of accounting in accordance with APB No. 16. The aggregate consideration paid by Metals USA to acquire the Founding Companies was approximately $27.8 in cash, 10,128,609 shares of common stock and the assumption of $92.6 of debt.

     Subsequent to the IPO, Metals USA acquired five additional companies using the "purchase" method of accounting in accordance with APB No. 16. The acquisitions completed in September 1997 included Harvey Titanium, Ltd. headquartered in Santa Monica, California; Meier Metal Servicenters, Inc. headquartered in Hazel Park, Michigan and the business of Federal Bronze Products, Inc., headquartered in Newark, New Jersey. The acquisitions completed in December 1997 included Royal Aluminum, Inc. headquartered in Leesburg, Florida and R. J. Fabricating Inc. headquartered in Milwaukee, Wisconsin. These five companies are referred to collectively as the "1997 Subsequent Acquisitions." The aggregate

                       METALS USA, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

consideration paid by Metals USA for the 1997 Subsequent Acquisitions consists of approximately $44.1 in cash, 1,564,890 shares of common stock and the assumption of indebtedness of approximately $15.4.

     The Company has recorded the excess of the purchase price over the estimated fair value of identifiable assets acquired in connection with both the Founding Companies and the 1997 Subsequent Acquisitions as "goodwill" in the accompanying consolidated balance sheet. The goodwill is being amortized over a forty-year period. The results of operations of the Founding Companies and the 1997 Subsequent Acquisitions are included in the accompanying consolidated financial statements from their respective dates of acquisition.

     The following summarized unaudited pro forma financial information reflects the supplemental consolidated financial information of the Company and assumes the acquisition of the Founding Companies, the 1997 Subsequent Acquisitions and the issuance of the Notes (as defined in Note 6) occurred on January 1, 1996. The pro forma decrease in earnings resulting from the issuance of the Notes was approximately $.11 per share for both periods presented.

                                        YEARS ENDED DECEMBER 31,
                                       --------------------------
                                           1997          1996
                                       ------------  ------------
                                              (UNAUDITED)
Net sales............................  $      884.4  $      788.9
Operating costs and expenses:
     Cost of sales...................         679.8         603.4
     Operating and delivery..........          87.8          76.8
     Selling, general and
       administrative................          57.1          51.3
     Depreciation and amortization...          10.4          11.3
                                       ------------  ------------
Operating income.....................          49.3          46.1
Interest expense.....................          16.4          15.4
Other (income) expense...............          (1.2)         (1.3)
                                       ------------  ------------
Income before income taxes...........          34.1          32.0
Provision for income taxes...........          13.9          13.8
                                       ------------  ------------
Net income...........................  $       20.2  $       18.2
                                       ============  ============
Earnings per share...................  $        .62  $        .56
                                       ============  ============
Earnings per share -- assuming
  dilution...........................  $        .61  $        .56
                                       ============  ============
Number of common shares used in per
  share calculations:
     Earnings per share..............    32,680,226    32,680,226
                                       ============  ============
     Earnings per share -- assuming
       dilution......................    32,994,818    32,705,838
                                       ============  ============

     The preceding pro forma amounts reflect the supplemental results of operations for Metals USA, the Founding Companies and the 1997 Subsequent Acquisitions, assuming the transactions were completed on January 1, 1996. Additionally, the amounts shown in the table reflect (a) the reduction in certain related party rental and lease expenses which has been agreed to prospectively; (b) the reduction in salaries, bonuses and benefits to the owners of the acquired companies which they have agreed to prospectively and the reversal of the non-cash compensation charge related to the issuance of 985,500 and 400,000 shares of common stock to management of and consultants to Metals USA in 1997 and 1996, respectively, partially offset by a charge for recurring salary expenses of management; (c) the amortization of goodwill recorded as a result of the acquisition of the Founding Companies and 1997 Subsequent Acquisitions over a forty-year estimated life plus additional depreciation expense due to the allocation of a portion of the excess purchase price to property and equipment; (d) the assumed reductions in interest expense due to the refinancing of the outstanding indebtedness in conjunction with the acquisition of the Founding Companies and 1997 Subsequent Acquisitions, offset by an assumed increase in interest expense incurred in connection

                       METALS USA, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

with financing the acquisitions; (e) the pre-acquisition results of operations for subsidiaries or affiliates of the Founding Companies which were acquired by the Founding Companies prior to the related acquisition by Metals USA, as if those previous acquisitions were completed as of January 1, 1996; (f) a charge eliminating the gains recorded as historical LIFO adjustments to cost of sales as a result of the restatement of base year LIFO costs to the appropriate replacement costs as if the acquisitions occurred on January 1, 1996; (g) certain other nonrecurring expenses with respect to the 1997 Subsequent Acquisitions, such as expenses associated with compensation plans which were terminated in conjunction with the acquisitions of their respective companies;
(h) the incremental interest expense and amortization of deferred financing costs incurred as a result of the issuance of the Notes and the Credit Facility (as defined in Note 6), net of the repayment of outstanding indebtedness of the Company and (i) the incremental provision for federal and state income taxes for all entities being combined.

3.  INVENTORIES

     Inventories consist of the following:

                                           DECEMBER 31,
                                       --------------------
                                         1997       1996
                                       ---------  ---------
Raw materials --
     Structural steel................  $     8.4  $    19.7
     Flat-rolled steel...............       44.8       18.0
     Specialty metals................       22.0     --
     Aluminum products...............       17.6         .6
     Other...........................        1.7        4.0
                                       ---------  ---------
          Total raw materials........       94.5       42.3
                                       ---------  ---------
Work-in-process and finished goods --
     Structural steel................       35.8     --
     Flat-rolled steel...............       19.2        5.1
     Specialty metals................        5.1     --
     Aluminum products...............        6.7         .4
                                       ---------  ---------
          Total work-in-process and
             finished goods..........       66.8        5.5
                                       ---------  ---------
Less -- LIFO reserve.................       (1.9)      (2.0)
                                       ---------  ---------
          Total......................  $   159.4  $    45.8
                                       =========  =========

     The replacement cost of the Company's inventory exceeds the historical cost of the inventory, computed using the LIFO method of valuation, as reported in the accompanying consolidated financial statements. If the FIFO method had been used for all inventories, the carrying value would have been $161.3 and $47.8 at December 31, 1997 and 1996, respectively. Additionally, net income would have been $7.5, $4.5 and $8.4 for the years ended December 31, 1997, 1996 and 1995, respectively.

                       METALS USA, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

4.  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                           DECEMBER 31,
                                         ESTIMATED     --------------------
                                        USEFUL LIVES     1997       1996
                                        ------------   ---------  ---------
Land.................................                  $     3.8  $     1.5
Building and improvements............     5-40 years        35.5       18.5
Machinery and equipment..............     7-30 years        61.1       22.7
Automobiles and trucks...............     3-12 years         7.0        5.3
                                                       ---------  ---------
                                                           107.4       48.0
Less -- Accumulated depreciation.....                      (20.9)     (17.3)
                                                       ---------  ---------
     Total...........................                  $    86.5  $    30.7
                                                       =========  =========

     Depreciation expense for the years ended December 31, 1997, 1996 and 1995 was $4.1, $3.7 and $3.0, respectively. Additionally, following the acquisitions of Wayne and Jeffreys, the Company revised the estimated useful lives of the depreciable assets of Wayne and Jeffreys to conform to the conventions adopted by the Founding Companies. This revision reduced depreciation expense in 1997 as compared to 1996 by approximately $1.2.

5.  ACCRUED LIABILITIES

     Accrued liabilities consist of the following:

                                           DECEMBER 31,
                                       --------------------
                                         1997       1996
                                       ---------  ---------
Accrued salaries and employee
  benefits...........................  $     5.0  $     1.0
Accrued taxes other than income......        1.9         .7
Accrued interest.....................        1.0         .1
Accrued profit sharing...............        1.3         .4
Other................................        3.9         .6
                                       ---------  ---------
     Total...........................  $    13.1  $     2.8
                                       =========  =========

6.  LONG-TERM DEBT

     Long-term debt consists of the following:

                                           DECEMBER 31,
                                       --------------------
                                         1997       1996
                                       ---------  ---------
Borrowings under the Credit
Facility.............................  $   144.8  $  --
Revolving credit facility with
  interest at prime less 1.0%,
  maturing on December 31, 1998,
  secured by inventory and trade
  accounts receivable................     --           13.3
Various issues of Industrial Revenue
  Bonds..............................       21.6        8.0
Notes payable to former employee
  stock ownership plan and trust
  members payable in annual
  installments including interest at
  prime with an 8.5% cap through
  February 1998......................        1.7        2.1
Obligations under capital leases and
  other..............................        6.2        4.4
                                       ---------  ---------
                                           174.3       27.8
Less -- Current portion..............       (7.2)      (3.2)
                                       ---------  ---------
                                       $   167.1  $    24.6
                                       =========  =========

                       METALS USA, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     Scheduled maturities of long-term debt for the years ending December 31 are as follows: 1998 -- $7.2; 1999 -- $2.2; 2000 --$2.5; 2001 -- $2.4; 2002 -- $2.3;
thereafter -- $157.7.

     The Industrial Revenue Bonds (the "IRBs") are payable in installments ranging from monthly to annual with variable interest ranging from 4.35% to 6.61% per annum at December 31, 1997 and mature from May 1, 2003 to May 1, 2009. The IRBs are secured by real estate and equipment acquired with proceeds from these bonds with a net book value of $21.2 at December 31, 1997. The IRBs place various restrictions on certain of the Company's subsidiaries, including but not limited to maintenance of required insurance coverage, maintenance of certain financial ratios, limits on capital expenditures, maintenance of tangible net worth and letters of credit.

     Concurrent with the IPO, the Company obtained an initial $150.0 unsecured revolving credit facility (the "Original Credit Facility") which was used to fund acquisitions, refinance certain indebtedness of the acquired companies and for general corporate and working capital requirements. In January 1998, the Company obtained a $50.0 unsecured revolving credit facility (the "Interim Credit Facility") to meet its acquisition related cash requirements pending the completion of an extension and modification of the Original Credit Facility to provide for up to $300.0 of borrowing availability. The closing of the extension and modification of the $300.0 credit facility (the "Credit Facility") on February 11, 1998 stipulated the termination of the Interim Credit Facility. The Credit Facility matures in February 2003, bears interest at the bank's prime rate or LIBOR, at Metals USA's option, plus an applicable margin based on the ratio of funded debt to cash flows (as defined). An annual commitment fee of up to 1/4% is payable on any unused portion of the Credit Facility. The Company will use the Credit Facility to fund acquisitions, make capital expenditures, refinance debt of the companies acquired and for general working capital requirements. Borrowings under the Credit Facility are secured by the pledge of all of the capital stock of each of the Company's material subsidiaries (as defined). In connection with the IPO, the Mergers and the 1997 Subsequent Acquisitions, the revolving credit facility and certain other obligations outstanding as of December 31, 1996 (including certain obligations of the acquired companies) were repaid with the borrowings under the Credit Facility.

     The Credit Facility requires the Company to comply with various affirmative and negative covenants including: (i) the maintenance of certain financial ratios, (ii) restrictions on additional indebtedness, (iii) restrictions on liens, guarantees and dividends, (iv) obtaining the lenders' consent with respect to certain individual acquisitions, and (v) maintenance of a specified level of consolidated net worth. At December 31, 1997, the Company was precluded from the payment of dividends under the terms of the Credit Facility.

     On February 11, 1998, the Company completed the sale of $200.0 aggregate principal amount of the Company's 8 5/8% Senior Subordinated Notes due 2008 (the "Notes"). The Company received $194.5 of net cash proceeds (before expected expenses of $.8 upon closing). The Company used $179.3 of such proceeds to repay the borrowings outstanding under the Original Credit Facility and Interim Credit Facility on February 11, 1998. As of February 12, 1998, the entire amount of the Credit Facility was available to the Company.

     The Notes call for semi-annual interest payments on February 15 and August 15 of each year, beginning August 15, 1998 and mature on February 15, 2008. The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after February 15, 2003, at the following redemption prices:
2003 -- 104.313%; 2004 -- 102.875%; 2005 -- 101.438%; thereafter -- 100.00%, together with accrued and unpaid interest to the date of redemption. Notwithstanding the foregoing, at any time on or prior to February 15, 2001, the Company may redeem up to 35% of the aggregate principal amount of the Notes originally issued with the net proceeds of one or more offerings of the common stock of the Company, at a redemption price equal to 108.625% of the principal amount thereof, plus accrued and unpaid interest to the

                       METALS USA, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

date of such redemption; provided that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after such redemption. The Notes are guaranteed by substantially all of the Company's current and future subsidiaries, and contain certain covenants restricting additional indebtedness, liens, transactions with affiliates, asset sales, investments, payment restrictions affecting subsidiaries and mergers and acquisitions of subsidiaries. The Notes are subordinate to borrowings under the Credit Facility and will rank PARI PASSU in right of payment with all other future subordinated debt of the Company and will rank senior to other indebtedness that expressly provides that it is subordinated in right of payment to the Notes. The Company has agreed, for the benefit of all holders of the Notes, that it will file a registration statement within 60 days after the issuance of the Notes relating to an exchange offer for the Notes under the Securities Act of 1933, as amended.

7.  INCOME TAXES

     The components of the provision for income taxes are as follows:

                                          YEARS ENDED DECEMBER 31,
                                       -------------------------------
                                         1997       1996       1995
                                       ---------  ---------  ---------
Federal --
     Current.........................  $     8.7  $     4.5  $     4.3
     Deferred........................        (.2)       (.1)        .2
                                       ---------  ---------  ---------
                                             8.5        4.4        4.5
State --
     Current.........................        1.9        1.1        1.0
     Deferred........................        (.1)       (.1)        .1
                                       ---------  ---------  ---------
                                             1.8        1.0        1.1
                                       ---------  ---------  ---------
          Total provision............  $    10.3  $     5.4  $     5.6
                                       =========  =========  =========

     The provision for income taxes differs from an amount computed at the statutory rates as follows:

                                          YEARS ENDED DECEMBER 31,
                                       -------------------------------
                                         1997       1996       1995
                                       ---------  ---------  ---------
Federal income tax at statutory
  rates..............................  $     6.2  $     3.5  $     4.8
State income taxes, net of federal
  income tax benefit.................        1.2         .5         .6
Nondeductible expenses:
     Stock compensation..............        2.1        1.3     --
     Amortization of goodwill........         .4     --         --
     Other...........................         .4         .1         .2
                                       ---------  ---------  ---------
                                       $    10.3  $     5.4  $     5.6
                                       =========  =========  =========

                       METALS USA, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     The significant items giving rise to the deferred tax assets (liabilities) are as follows:

                                            DECEMBER 31,
                                       ----------------------
                                          1997        1996
                                       ----------  ----------
Deferred tax assets --
     Allowance for doubtful
     accounts........................  $      1.0  $       .1
     Uniform capitalization of
     inventory.......................         1.8          .8
     Nonqualified plan
     contribution....................      --              .2
     Accrued liabilities.............         2.1          .2
     Deferred compensation...........          .5      --
     Net operating loss
       carryforward..................          .3      --
     State taxes.....................          .3      --
                                       ----------  ----------
          Total deferred tax
          assets.....................         6.0         1.3
                                       ----------  ----------
Deferred tax liabilities --
     Property and equipment..........        (7.6)       (1.4)
     Inventories -- LIFO reserve.....        (3.3)     --
     Foreign investments.............         (.9)     --
     Other...........................         (.5)        (.2)
                                       ----------  ----------
          Total deferred tax
          liabilities................       (12.3)       (1.6)
Valuation allowance..................         (.3)     --
                                       ----------  ----------
          Net deferred tax
          (liabilities) assets.......  $     (6.6) $      (.3)
                                       ==========  ==========

8.  STOCKHOLDERS' EQUITY

  COMMON STOCK AND PREFERRED STOCK

     Metals USA effected a 135.81-for-one stock split on April 21, 1997 for each share of $.01 par value common stock ("Common Stock") then outstanding. In addition, Metals USA increased the number of authorized shares of Common Stock to 50,000,000 and the authorized shares of Restricted Common Stock, as defined below, to 3,122,914 and authorized 5,000,000 shares of $.01 par value preferred stock, which may be designated in the future. On May 20, 1998, the Company's stockholders approved an increase in the number of authorized shares of Common Stock to 200,000,000. The effects of the Common Stock split and the increase in the shares of authorized Common Stock have been retroactively reflected in the consolidated balance sheets and in the accompanying notes.

     In connection with its organization and initial capitalization, Metals USA issued 135,810 shares of Common Stock at $.01 per share to Notre Capital Ventures II, L.L.C. ("Notre"). Notre received 3,232,104 additional shares (at approximately $.01 per share) in exchange for the contribution of incurred expenses in December 1996.

     In December 1996, 400,000 shares of Common Stock were sold to management at $.01 per share. During the first and second quarters of 1997, Metals USA issued a total of 985,500 shares of Common Stock to management of and consultants to Metals USA at a price of $.01 per share. As a result, Metals USA has recorded a non-recurring, non-cash compensation charge of $3.6 in 1996 and $6.0 in 1997, representing the difference between the amount paid for the shares and the estimated fair value of the shares on the date of sale, as if the Founding Companies were combined.

  RESTRICTED COMMON STOCK

     In April 1997, Notre exchanged 3,122,914 shares of Common Stock for an equal number of shares of restricted voting common stock ("Restricted Common Stock"). The holder of Restricted Common Stock is entitled to elect one member of Metals USA's Board of Directors and to .55 of one vote for each share held on all other matters on which they are entitled to vote.

                       METALS USA, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     Each share of Restricted Common Stock will automatically convert into Common Stock on a share-for-share basis (a) in the event of a disposition of such share of Restricted Common Stock by the holder thereof (other than a disposition which is a distribution by a holder to its partners or beneficial owners or a transfer to a related party of such holder (as defined)), (b) in the event any person acquires beneficial ownership of 15% or more of the outstanding shares of Common Stock, or (c) in the event any person offers to acquire 15% or more of the total number of outstanding shares of Common Stock.

     After July 1, 1998, Metals USA may elect to convert any outstanding shares of Restricted Common Stock into shares of Common Stock in the event 80% or more of the outstanding shares of Restricted Common Stock have been converted into shares of Common Stock.

  INITIAL PUBLIC OFFERING

     On July 11, 1997 the Company completed its IPO, issuing to the public 5,900,000 shares of its common stock at a price of $10.00 per share, resulting in net proceeds to the Company of $50.1 after deducting underwriting commissions and discounts. On August 12, 1997, the Company sold 885,000 shares of Common Stock pursuant to the over-allotment option granted to the underwriters. The Company realized net proceeds from the sale of $8.2.

9.  STOCK BASED COMPENSATION

  LONG-TERM INCENTIVE PLAN

     In April 1997, Metals USA's stockholders approved the Company's 1997 Long-Term Incentive Plan (the "Plan"), which provides for the granting or awarding of incentive or non-qualified stock options ("NQSOs"), stock appreciation rights, restricted or deferred stock, dividend equivalents and other incentive awards to officers, key employees and consultants to Metals USA. The number of shares authorized and reserved for issuance under the Plan is limited to 13% of the aggregate number of shares of Common Stock outstanding. The terms of the option awards are established by the Compensation Committee of Metals USA's Board of Directors. These options will vest at the rate of 20% per year, commencing on the first anniversary of the IPO or date of grant and will expire ten years from the date of grant or three months following termination of employment. The Company did not issue any stock options prior to January 1, 1996. Options granted in 1996 were attributable to an acquired company that was accounted for as a "pooling-of-interest" business combination. Those options were converted at the applicable share conversion ratio specified in the merger agreement and exchanged for Company options issued under the Plan.

  NON-EMPLOYEE DIRECTORS' STOCK PLAN

     Metals USA's 1997 Non-Employee Directors' Stock Plan (the "Directors' Plan"), which was adopted by the Board of Directors and approved by Metals
USA's stockholders in April 1997, provides for (i) the automatic grant to each non-employee director serving at the consummation of the IPO of an option to purchase 10,000 shares, (ii) the automatic grant to each non-employee director of an option to purchase 10,000 shares upon such person's initial election as a director, and (iii) an automatic annual grant at each annual meeting of stockholders thereafter of an option to purchase 5,000 shares to each non-employee director at which meeting such director is re-elected or remains a director, unless such annual meeting is held within three months of such person's initial election as a director. All options will have an exercise price per share equal to the fair market value of the Common Stock on the date of grant and are immediately vested and expire on the earlier of ten years from the date of grant or one year after termination of service as a director. The Directors' Plan also permits non-employee directors to elect to receive, in lieu of cash directors' fees, shares or credits representing "deferred shares" at future settlement dates, as selected by the director. The number of shares or deferred shares received will equal the number of shares of Common Stock which, at the date the fees would otherwise be payable, will have an aggregate fair market value equal to the amount of such fees.

                       METALS USA, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     The following is a summary of activity:

                                          WEIGHTED
                                           AVERAGE
                                           "FAIR
                                           VALUE"                        OPTIONS FOR
                                          PER SHARE        WEIGHTED        SHARES OF
                                         OF OPTIONS      AVERAGE PRICE      COMMON
                                           GRANTED         PER SHARE         STOCK
                                        -------------    -------------    -----------
Balance January 1, 1996..............                                         --
Granted..............................      $ 10.06          $  6.81           172,788
Exercised............................                                         (42,237)
Canceled or expired..................                                         --
                                                                          -----------
Balance December 31, 1996............                                         130,551
Granted in connection with the IPO...         6.30            10.00         2,134,024
Granted to directors.................         6.30            10.00            40,000
Granted..............................         8.22            14.41           949,683
Exercised............................                                         --
Canceled or expired..................                                         --
                                                                          -----------
Balance December 31, 1997............                                       3,254,258
                                                                          ===========

     At December 31, 1997, exercisable options for shares of Common Stock were 61,440 at a weighted average price of $6.81 per share and 40,000 at a weighted average price of $10.00 per share.

     The Company used the Black-Scholes model to calculate the estimated "fair-value" of stock options and similar awards. The model requires the use of a number of subjective assumptions including: (i) risk free rate of return,
(ii) expected price volatility of the Common Stock, (iii) expected dividend yield and (iv) estimated life of the option. Principal assumptions used in estimating the "fair-value" of the Company's stock options using the Black-Scholes model were as follows:

                                           DECEMBER 31,
                                       --------------------
                                         1997       1996
                                       ---------  ---------
     Risk free rate of return........       6.18%      6.32%
     Expected price volatility.......       43.3%      46.0%
     Expected dividend yield.........     --         --
     Expected life of the option (in
      years).........................        7.5        7.5

     The Company applies APB No. 25 and related interpretations in accounting for its stock option plans. Had compensation cost for the Company's stock option plans been determined based upon the fair value at the grant rate, consistent with the methodology prescribed under the SFAS No. 123, the Company's net income and earnings per share would have been reduced by the amortization of the estimated fair value of stock options over the applicable vesting period of such awards. The following pro forma disclosures may not be representative of similar future disclosures because: (i) additional options may be granted in future years and (ii) the computations used to estimate the "fair value" of the stock options are subject to

                       METALS USA, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

significant subjective assumptions, any one or all of which may differ in material respects from actual amounts.

                                          YEARS ENDED DECEMBER 31,
                                       -------------------------------
                                         1997       1996       1995
                                       ---------  ---------  ---------
Net income as reported...............  $     7.5  $     4.5  $     8.1
Estimated "fair value" of stock
  options vesting during the periods,
  net of federal income tax
  benefit............................       (1.1)       (.1)    --
                                       ---------  ---------  ---------
Adjusted net income..................  $     6.4  $     4.4  $     8.1
                                       =========  =========  =========
Adjusted earnings per share..........  $     .28  $     .37  $     .86
                                       =========  =========  =========
Adjusted earnings per
  share -- assuming dilution.........  $     .28  $     .37  $     .86
                                       =========  =========  =========
Number of common shares used in the
  per share calculations:
     Adjusted earnings per share.....       22.5       11.8        9.4
                                       =========  =========  =========
     Adjusted earnings per
      share -- assuming dilution.....       22.9       11.8        9.4
                                       =========  =========  =========

10.  EMPLOYEE BENEFIT PLANS

  PROFIT-SHARING PLANS

     Certain subsidiaries of the Company provide various defined contributions savings plans for their employees (the "Plans"). The Plans cover substantially all full-time employees of such subsidiaries. Participants vest at varying rates ranging from full vesting upon participation to those that provide for vesting to begin after three years of service and are fully vested after seven years. Certain Plans provide for a deferral option that allows employees to elect to contribute a portion of their pay into the plan and provide for a discretionary profit sharing contribution by the individual subsidiary. Generally the subsidiaries match a portion of the amount deferred by participating employees. Contributions for the profit sharing portion of the plan are generally at the discretion of the individual subsidiary board of directors. The aggregate contributions to the Plans were $.9, $.3 and $.2 for the years ended December 31, 1997, 1996 and 1995, respectively.

  EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

     Under the provisions of an employee stock ownership plan ("ESOP") and its related trust, Jeffreys made annual contributions to the plan which were invested in stock of Jeffreys and other qualifying securities for the benefit of Jeffreys' employees. The plan provided for Jeffreys' purchases of employee shares to be paid in cash and with the issuance of a note payable. Effective September 26, 1997, the participation was frozen. Concurrent with the merger with Metals USA, ESOP shares were exchanged for shares of Metals USA common stock.

  LEVERAGED ESOP ARRANGEMENT

     The following disclosure has been restated to reflect the equivalent shares of Metals USA common stock that were issued in connection with the acquisition of Jeffreys.

     Jeffreys' ESOP held 434,616 shares of stock prior to the purchase of 735,384 shares of outstanding stock from a majority stockholder for $5.31 per share. The ESOP borrowed the funds to purchase such stock and Jeffreys guaranteed the repayment of this loan. Jeffreys will repay this loan, plus interest, through deductible contributions to the plan. As Jeffreys makes contributions to the plan, which reduces the principal on the note, the plan will release the corresponding shares related to the reduction in the note principal. At the point when these shares are no longer specifically secured by the note payable, they will be allocated to the individual participants of the plan and considered earned by those employees at that time. Jeffreys accounts for its ESOP in accordance with Statement of Position 93-6 ("SOP 93-6"), "Employers' Accounting for Employee Stock Ownership Plans". Accordingly, the debt of the ESOP is recorded as long-term debt and the shares pledged as collateral are reported as unearned compensation. As shares are released from collateral, Jeffreys reports compensation expense equal to the current estimated market price of the

                       METALS USA, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

shares. ESOP share compensation expense was $.4, $.6 and $.6 for the years ended December 31, 1997, 1996 and 1995, respectively.

     Since the obligation is secured by the shares purchased and the note is guaranteed by Jeffreys, all amounts relating to this transaction are considered unearned compensation of the employees until such time as the note is deemed paid and the corresponding shares are released to the individual participants of the plan. The balance in unearned compensation at December 31, 1997 and 1996 of $1.5 and $1.8, respectively, results from the leveraged ESOP stock purchase less the deemed release of shares at cost.

     The activity relating to the ESOP shares was as follows:

                                             YEARS ENDED DECEMBER 31,
                                       -------------------------------------
                                          1997         1996         1995
                                       -----------  -----------  -----------
Allocated shares at beginning of
  year...............................      795,639      710,970      635,856
Shares deemed released for the
  current period.....................       87,165       84,669       75,114
Unallocated shares...................      287,196      374,361      459,030
                                       -----------  -----------  -----------
     Total ESOP shares...............    1,170,000    1,170,000    1,170,000
                                       ===========  ===========  ===========

     In accordance with SOP 93-6, additional paid-in capital is adjusted whenever the market value of the shares released is more or less than the cost of the shares released. The increase in additional paid-in capital attributable to this difference in market value and cost was $.1 and $.2 for the years ended December 31, 1997 and 1996, respectively.

11.  COMMITMENTS AND CONTINGENCIES

  OPERATING LEASE AGREEMENTS

     The Company's minimum lease obligations under certain long-term non-cancelable lease agreements for office space, warehouse space and equipment are as follows: 1998 -- $6.6; 1999 -- $6.0; 2000 -- $5.3; 2001 -- $5.0;
2002 -- $3.9; thereafter -- $26.5.

     The Company paid approximately $3.2, $.6 and $.7 in rent expense during the years ended December 31, 1997, 1996 and 1995, respectively, under operating leases. Certain of these leases are with affiliated individuals and companies (see Note 12).

  CONTINGENCIES

     Subsidiaries of the Company are involved in a variety of claims, lawsuits and other disputes arising in the ordinary course of business. The Company believes the resolution of these matters and the incurrence of their related costs and expenses should not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

12.  RELATED-PARTY TRANSACTIONS

     Transactions with directors, officers, employees (including affiliates of the foregoing) or affiliates of the Company must be at terms that are no less favorable to the Company than those available from third parties and must be approved in advance by a majority of disinterested members of the Board of Directors.

     In connection with the Mergers and certain of the subsequent acquisitions, subsidiaries of the Company have entered into a number of lease arrangements for facilities and equipment. These lease arrangements are for periods ranging from 10 to 20 years. Lease payments for these items in respect of the years ended December 31, 1997, 1996 and 1995 were $1.4, $.3 and $.3, respectively. Future commitments in respect of these leases are included in the schedule of minimum lease payments in Note 11.

     At December 31, 1997 and 1996 the aggregate principal amount of notes receivable held by the Company were $.8 and $.1, respectively. Interest accrues on the notes at rates ranging from 7.5% to 8.0% per annum. The notes call for regular periodic payments of principal and interest and mature at varying dates through March 1, 2007. The notes are secured by liens on specific assets of the affiliates and personnel guarantees of the individuals. As of December 31, 1997, the notes were current as to payment terms.

                       METALS USA, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     At December 31, 1997 and 1996, a subsidiary of the Company (Krohn) had outstanding notes payable to shareholders in the aggregate principal amount of $1.3. The notes bear interest at prime plus 2% and are payable on demand. Interest expense related to these notes for each of the years ended December 31, 1997, 1996 and 1995 was $.1.

13.  SUBSEQUENT EVENTS (UNAUDITED)

     On May 20, 1998, the Company's stockholders approved an increase in the number of authorized shares of Common Stock to 200,000,000.

     The Unaudited Supplemental Financial Statements included elsewhere in this Prospectus should be read in conjunction with those presented above with respect to events occurring after the date of the auditors report.

                       METALS USA, INC. AND SUBSIDIARIES
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                         MARCH 31,     DECEMBER 31,
                                            1998           1997
                                        ------------   -------------
                                        (UNAUDITED)
               ASSETS
Current assets:
  Cash...............................     $   11.9        $   7.3
  Accounts receivable, net of
  allowance of $4.8 and $3.6.........        148.1           95.1
  Inventories........................        223.3          159.4
  Prepaid expenses...................          2.6            1.9
  Deferred income tax asset..........          2.7            1.5
  Other..............................          4.3            2.2
                                        ------------   -------------
          Total current assets.......        392.9          267.4
Property and equipment, net..........        107.1           86.5
Goodwill, net........................        156.8          120.1
Other assets, net....................         13.4            6.6
                                        ------------   -------------
          Total assets...............     $  670.2        $ 480.6
                                        ============   =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...................     $   81.5        $  52.5
  Accrued liabilities................         19.0           13.1
  Current portion of long-term
  debt...............................          9.8            7.2
  Income taxes payable...............          3.4            1.6
                                        ------------   -------------
          Total current
        liabilities..................        113.7           74.4
Long-term debt, less current
portion..............................        273.2          167.1
Deferred income tax liability........          8.6            8.1
Other long-term liabilities..........          4.9            4.5
                                        ------------   -------------
          Total liabilities..........        400.4          254.1
                                        ------------   -------------
Commitments and contingencies
Stockholders' equity:
  Preferred stock, $0.01 par,
     5,000,000 shares authorized and
     outstanding, none issued and
     outstanding.....................       --             --
  Common stock, $0.01 par,
     203,122,914 shares authorized,
     35,646,038 and 32,680,226 shares
     issued and outstanding
     respectively....................           .4             .3
  Additional paid-in capital.........        223.4          184.6
  Unearned compensation..............         (1.5)          (1.5)
  Retained earnings..................         47.5           43.1
                                        ------------   -------------
          Total stockholders'
        equity.......................        269.8          226.5
                                        ------------   -------------
          Total liabilities and
        stockholders' equity.........     $  670.2        $ 480.6
                                        ============   =============

 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                       METALS USA, INC. AND SUBSIDIARIES
          UNAUDITED SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                           THREE MONTHS ENDED
                                               MARCH 31,
                                          --------------------
                                            1998       1997
                                          ---------  ---------
Net sales...............................  $   278.5  $    72.0
Operating costs and expenses:
     Cost of sales......................      214.6       55.5
     Operating and delivery.............       26.0        6.9
     Selling, general and
      administrative....................       18.1        7.2
     Depreciation and amortization......        3.0         .7
                                          ---------  ---------
Operating income........................       16.8        1.7
Other (income) expense:
     Interest expense...................        4.8         .4
     Other income.......................        (.1)       (.1)
                                          ---------  ---------
Income before income taxes..............       12.1        1.4
Provision for income taxes..............        4.9        1.8
                                          ---------  ---------
Net income (loss).......................  $     7.2  $     (.4)
                                          =========  =========
Earnings per share......................  $     .21  $    (.03)
                                          =========  =========
Earnings per share -- assuming
  dilution..............................  $     .21  $    (.03)
                                          =========  =========
Number of common shares used in the per
  share calculations:
     Earnings per share.................       33.8       14.2
                                          =========  =========
     Earnings per share -- assuming
      dilution..........................       34.5       14.2
                                          =========  =========

 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                       METALS USA, INC. AND SUBSIDIARIES
          UNAUDITED SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN MILLIONS)

                                        THREE MONTHS ENDED
                                            MARCH 31,
                                       --------------------
                                         1998       1997
                                       ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)...............  $     7.2  $     (.4)
     Adjustments to reconcile net
      income (loss) to net cash (used
      in) provided by
       operating activities --
          Capital contributions
            attributable to deemed
            tax payments of S
            Corporations.............         .3         .9
          Provision for bad debts....         .6     --
          Depreciation and
            amortization.............        3.0         .7
          Deferred financing costs
            incurred.................       (7.0)       (.1)
          Amortization of deferred
            financing costs..........         .1     --
          Compensation
            expense -- management
            shares...................     --            2.8
          Changes in operating assets
            and liabilities, net of
            business acquisitions --
               Accounts receivable...      (20.9)      (3.7)
               Inventories...........       (2.6)       2.0
               Prepaid expenses and
                 other assets........       (3.8)      (1.2)
               Accounts payable and
                 accrued
                 liabilities.........        7.2        4.9
               Income taxes
                 payable.............        1.2         .7
               Other liabilities.....         .4        (.6)
          Other operating............        (.7)        .2
                                       ---------  ---------
                     Net cash (used
                     in) provided by
                     operating
                     activities......      (15.0)       6.2
                                       ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from sale of assets....         .3     --
     Purchase of property and
      equipment......................       (2.9)      (1.8)
     Purchase of businesses, net of
      acquired cash..................      (33.8)    --
                                       ---------  ---------
                     Net cash used in
                     investing
                     activities......      (36.4)      (1.8)
                                       ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Distributions to shareholders...       (2.7)      (1.0)
     Issuance of 8 5/8% Senior
      Subordinated Notes.............      200.0     --
     Net repayments on the Credit
      Facility.......................      (93.9)    --
     Net repayments on Industrial
      Revenue Bonds and other
      long-term debt.................      (47.4)      (1.8)
     Other financing.................     --             .8
                                       ---------  ---------
                     Net cash
                     provided by
                     (used in)
                     financing
                     activities......       56.0       (2.0)
                                       ---------  ---------
NET INCREASE IN CASH.................        4.6        2.4
CASH, beginning of period............        7.3        2.4
                                       ---------  ---------
CASH, end of period..................  $    11.9  $     4.8
                                       =========  =========

 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                       METALS USA, INC. AND SUBSIDIARIES
             CONDENSED NOTES TO UNAUDITED SUPPLEMENTAL CONSOLIDATED
                              FINANCIAL STATEMENTS
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

1.  ORGANIZATION AND BASIS OF PRESENTATION

  ORGANIZATION

     Metals USA, Inc., a Delaware corporation, ("Metals USA") was founded in July 1996 to become a leading national value-added metals processor/service center, to manufacture higher-value components from processed metals and to pursue aggressively the consolidation of the highly fragmented metals processing industry. Prior to its IPO, Metals USA had not conducted any operations relating to the generation of net sales. Concurrent with the consummation of the IPO, Metals USA acquired, in separate merger transactions, eight companies engaged in the processing of steel, aluminum and specialty metals, as well as the manufacture of metal components. Following the IPO and through March 31, 1998, the Company has acquired numerous additional companies in similar businesses. (See Note 5). Metals USA, together with its wholly-owned subsidiaries, is referred to as the "Company."

  BASIS OF PRESENTATION
     INTERIM FINANCIAL INFORMATION -- The interim consolidated financial statements included herein are unaudited; however, they include all adjustments of a normal recurring nature which, in the opinion of management, are necessary to present fairly the interim consolidated financial information as of and for the periods indicated. All intercompany transactions and balances have been eliminated. Accounting measurements at interim dates inherently involves greater reliance on estimates than at year-end. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the entire year.

     The information contained in the following notes to the accompanying supplemental consolidated financial statements is condensed from that which would appear in the annual audited financial statements; accordingly, the financial statements included herein should be reviewed in conjunction with the Company's audited supplemental consolidated financial statements and related notes thereto contained elsewhere in this Prospectus. Certain capitalized terms used herein have the same meaning given to them in the Supplemental Consolidated Financial Statements.

                       METALS USA, INC. AND SUBSIDIARIES
             CONDENSED NOTES TO UNAUDITED SUPPLEMENTAL CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

  RESTATEMENT OF HISTORICAL FINANCIAL STATEMENTS
     On May 29, 1998, Metals USA completed the acquisition of all the capital stock of Krohn Steel Service Center, Inc. ("Krohn") in a business combination accounted for as a "pooling-of-interests" transaction in accordance with the requirements of APB No. 16. Because the acquisition occurred after March 31, 1998, these restated financial statements are labeled as "Supplemental" in accordance with the rules and regulations of the Securities and Exchange Commission. The following table summarizes the restated consolidated net sales, net income and per shared data of the Company after giving effect to the acquisition of Krohn:

                                                    THREE MONTHS ENDED MARCH 31,
                                           ----------------------------------------------
                                                   1998                     1997
                                           --------------------     ---------------------
                                                                                    NET
                                                          NET                     INCOME/
                                           NET SALES     INCOME     NET SALES     (LOSS)
                                           ---------     ------     ---------     -------
Net sales and net income (loss) --
     As previously reported in the
       Company's Form 10-Q for the three
       months ended March 31, 1998......    $ 270.5       $6.7        $65.1        $ (.7)
     Acquisition accounted for as
       "pooling-of-interests".........          8.0         .5          6.9           .3
                                           ---------     ------     ---------     -------
          As restated...................    $ 278.5       $7.2        $72.0        $ (.4)
                                           =========     ======     =========     =======
Earnings per share --
     As previously reported in the
       Company's Form 10-Q for the three
       months ended March 31, 1998......                  $.21                     $(.05)
     Acquisition accounted for as
       "pooling-of-interests".........                     --                        .02
                                                         ------                   -------
          As restated...................                  $.21                     $(.03)
                                                         ======                   =======
Earnings per share -- assuming
  dilution --
     As previously reported in the
       Company's Form 10-Q for the three
       months ended March 31, 1998......                  $.20                     $(.05)
     Acquisition accounted for as
       "pooling-of-interests".........                     .01                       .02
                                                         ------                   -------
          As restated...................                  $.21                     $(.03)
                                                         ======                   =======

  USE OF ESTIMATES AND ASSUMPTIONS
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) the disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published and (iii) the reported amount of revenues and expenses recognized during the periods presented. The Company reviews all significant estimates affecting its consolidated financial statements on a recurring basis and records the effect of any necessary adjustments prior to their publication. Adjustments made with respect to the use of estimates often relate to improved information not previously available. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of financial statements. The accompanying consolidated balance sheets include preliminary allocations of the respective purchase price paid for the companies acquired using the "purchase" method of accounting and, accordingly, are subject to final adjustment.

2.  EARNINGS PER SHARE

     The number of shares of common stock used in the computation of Earnings per Share excludes the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock. The number of shares of common stock used in the computation of Earnings per Share -- Assuming Dilution reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock. The computations result from dividing income available to common stockholders by the applicable weighted average number of common shares outstanding during the period.

     Pro forma combined earnings per share were computed assuming all of the shares issued and outstanding upon completion of the IPO (21,667,023 shares) were issued and outstanding as of January 1,

                       METALS USA, INC. AND SUBSIDIARIES
             CONDENSED NOTES TO UNAUDITED SUPPLEMENTAL CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

1997. These shares include shares issued to consultants, members of management and the former owners of the Founding Companies, together with the shares sold pursuant to the IPO. Shares issued in connection with the acquisitions are included in the computation of weighted average shares outstanding only for those periods subsequent to their respective dates of acquisition, except for those acquisitions accounted for using the "pooling-of-interests" method, in which case the shares are reflected in the computation of weighted average shares outstanding as of the beginning of the earliest period presented.

     Earnings per Share for the three months ended March 31, 1997, was computed using 9,448,313 shares (the aggregate number of shares issued in connection with the acquisition of entities accounted for using the "pooling-of-interests" method of accounting) for periods prior to July 3, 1996 (date of inception), together with the 4,753,414 shares issued in connection with the organization of Metals USA (which includes shares issued to consultants and management prior to the IPO). Shares issued to consultants and management prior to the IPO were considered to be issued and outstanding from the date of inception without regard to the date such shares were actually issued. Earnings per Share for the three months ended March 31, 1998 was computed using the shares issued in connection with the entities acquired subsequent to December 31, 1997 (all of which were accounted for using the "purchase" method of accounting) such shares in the Earnings per Share computation only from their respective dates of issuance. Earnings per Share -- Assuming Dilution differs from the Earnings per Share computation due to the potential dilution that could occur if options to acquire common stock were exercised or converted into common stock.

3.  INVENTORIES

     Inventories consist of the following:

                                            MARCH 31,     DECEMBER 31,
                                              1998            1997
                                           -----------    ------------
                                           (UNAUDITED)
Raw materials --
     Structural steel...................     $  27.2         $  8.4
     Flat-rolled steel..................        70.5           44.8
     Specialty metals...................        43.5           22.0
     Aluminum products..................         9.6           17.6
     Other..............................          .1            1.7
                                           -----------    ------------
          Total raw materials...........       150.9           94.5
                                           -----------    ------------
Work-in-process and finished goods --
     Structural steel...................        32.6           35.8
     Flat-rolled steel..................        11.0           19.2
     Specialty metals...................         9.5            5.1
     Aluminum products..................        21.2            6.7
                                           -----------    ------------
          Total work-in-process and
             finished goods.............        74.3           66.8
Less -- LIFO reserve....................        (1.9)          (1.9)
                                           -----------    ------------
          Total.........................     $ 223.3         $159.4
                                           ===========    ============

4.  LONG-TERM DEBT

     Long-term debt consists of the following:

                                            MARCH 31,     DECEMBER 31,
                                              1998            1997
                                           -----------    ------------
                                           (UNAUDITED)
8 5/8% Senior Subordinated Notes........     $ 200.0         $--
Borrowings under the Credit Facility....        50.9          144.8
Various issues of Industrial Revenue
  Bonds.................................        21.5           21.6
Obligations under capital leases and
  other.................................        10.6            7.9
                                           -----------    ------------
                                               283.0          174.3
Less -- Current portion.................        (9.8)          (7.2)
                                           -----------    ------------
                                             $ 273.2         $167.1
                                           ===========    ============

                       METALS USA, INC. AND SUBSIDIARIES
             CONDENSED NOTES TO UNAUDITED SUPPLEMENTAL CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     The Company entered into an amended and restated five-year revolving credit facility which provides for borrowings of up to $300.0 on February 11, 1998. Additionally, on February 11, 1998, the Company completed the sale of $200.0 aggregate principal amount of its 8 5/8% Senior Subordinated Notes due 2008 and received $194.5 of net cash proceeds (before estimated expenses of $.8) therefrom. The Company used $179.3 of such proceeds to repay the borrowings outstanding under the Original Credit Facility and Interim Credit Facility on February 11, 1998.

     The Notes call for semi-annual interest payments on February 15 and August 15 of each year, beginning August 15, 1998 and mature on February 15, 2008. The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after February 15, 2003, at redemption rates stated in the indenture governing the Notes (the "Indenture") together with accrued and unpaid interest to the date of redemption. Notwithstanding the foregoing, at any time on or prior to February 15, 2001, the Company may redeem up to 35% of the aggregate principal amount of the Notes originally issued with the net proceeds of one or more offerings of the common stock of the Company, at a redemption price equal to 108.625% of the principal amount thereof, plus accrued and unpaid interest to the date of such redemption; provided that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after such redemption. The Notes are guaranteed by substantially all of the Company's current and future subsidiaries, and contain covenants restricting additional indebtedness, liens, transactions with affiliates, asset sales, investments and mergers and acquisitions of subsidiares. The Notes are subordinate to borrowings under the Credit Facility and will rank PARI PASSU in the right of payment with all other future subordinated debt of the Company and will rank senior to other indebtedness that expressly provides that it is subordinated in right of payment to the Notes. The Company filed a registration statement with the Securities and Exchange Commission on April 9, 1998, under cover of Form S-4 (the "Exchange Offer Registration Statement") relating to an exchange offer for the Notes under the Securities Act of 1933, as amended. The Company has agreed, for the benefit of all holders of the Notes, that it will use its best efforts to cause the Exchange Offer Registration Statement declared effective within 150 days after the issuance of the Notes.

     The Credit Facility matures on February 11, 2003, bears interest at the bank's prime rate or LIBOR, at the Company's option, plus an applicable margin based on the ratio of funded debt to cash flows (as defined). An annual commitment fee of up to 1/4% is payable on any unused portion of the Credit Facility. At March 31, 1998, $249.1 was available to the Company under the Credit Facility. The Credit Facility is used to fund acquisitions, capital expenditures, refinance debt of the companies acquired and for general working capital requirements. Under the terms of the Credit Facility, the Company is required to comply with various affirmative and negative covenants including:
(i) the maintenance of certain financial ratios, (ii) restrictions on additional indebtedness, (iii) restrictions on liens, guarantees and dividends, (iv) obtaining the lenders' consent with respect to certain individual acquisitions, and (v) the maintenance of a specified level of consolidated net worth. In addition, the Company's Credit Facility and the Indenture include restrictions on the ability of the Company to pay dividends. Borrowings under the Credit Facility are secured by the pledge of all of the capital stock of each of the Company's material subsidiaries (as defined). As of June 15, 1998, the Company had outstanding borrowings of $103.9 and $196.1 available for use under the Credit Facility.

5.  ACQUISITIONS

     During the three months ended March 31, 1998, the Company acquired the following metal processing companies: Independent Metals Co., Inc. ("Independent"), Pacific Metal Company ("Pacific"), National Manufacturing, Inc. ("National"), Western Awning Company, Inc. ("Western"), Mark Metals, Inc. and Metalmart, Inc. (collectively, "Metalmart"), The Levinson Steel Company ("Levinson"), Concord Metals

                       METALS USA, INC. AND SUBSIDIARIES
             CONDENSED NOTES TO UNAUDITED SUPPLEMENTAL CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Corporation ("Concord"), and the assets of Seaboard Steel and Iron Corporation ("Seaboard"). These acquisitions were accounted for using the "purchase" method of accounting. The aggregate consideration paid by Metals to acquire these companies was approximately $40.7 in cash and 2,965,812 shares of common stock (excluding assumed indebtedness of approximately $47.4).

     The following summarized unaudited pro forma financial information reflects the supplemental consolidated financial information of the Company and assumes the acquisition of the Founding Companies, the Companies acquired through March 31, 1998, and the issuance of the Notes occurred on January 1, 1997. The pro forma decrease in earnings resulting from the issuance of the Notes was approximately $.02 per share for both periods presented.

                                           THREE MONTHS ENDED
                                               MARCH 31,
                                       --------------------------
                                           1998          1997
                                       ------------  ------------
                                              (UNAUDITED)
Net Sales............................  $      323.5  $      282.1
Operating costs and expenses:
     Cost of sales...................         247.0         216.7
     Operating and delivery..........          30.2          27.0
     Selling, general and
       administrative................          21.8          18.8
     Depreciation and amortization...           3.5           3.6
                                       ------------  ------------
Operating income.....................          21.0          16.0
Other (income) expenses:
     Interest expense................           6.7           5.5
     Other...........................            .3           (.2)
                                       ------------  ------------
     Income before income taxes......          14.0          10.7
Provision for income taxes...........           5.7           4.7
                                       ------------  ------------
Net income...........................  $        8.3  $        6.0
                                       ============  ============
Earnings per share...................  $        .23  $        .17
                                       ============  ============
Earnings per share -- assuming
  dilution...........................  $        .23  $        .17
                                       ============  ============
Number of common shares used in the
  per share calculations:
     Earnings per share..............    35,646,038    35,646,038
                                       ============  ============
     Earnings per share -- assuming
       dilution......................    36,358,286    35,671,650
                                       ============  ============

     The preceding unaudited pro forma amounts reflect the supplemental results of operations for Metals USA, the Founding Companies and the other acquisitions completed through March 31, 1998, assuming the transactions were completed on January 1, 1997. Additionally, the amounts shown in the table reflect (a) the reduction in certain related party rental and lease expenses which has been agreed to prospectively; (b) the reduction in salaries, bonuses and benefits to the owners of the acquired companies which they have agreed to prospectively and the reversal of the non-cash compensation charge related to the issuance of common stock to management of and consultants to Metals USA in 1997, partially offset by a charge for recurring salary expenses of management; (c) the amortization of goodwill recorded as a result of the acquisition of the companies acquired over a forty-year estimated life plus additional depreciation expense due to the allocation of a portion of the excess purchase price to property and equipment; (d) the assumed reductions in interest expense due to the refinancing of the outstanding indebtedness in conjunction with the acquisition of the companies acquired, offset by an assumed increase in interest expense incurred in connection with financing the acquisitions; (e) the pre-acquisition results of operations for subsidiares of affiliates of the Founding Companies which were acquired by the Founding Companies prior to the related

                       METALS USA, INC. AND SUBSIDIARIES
             CONDENSED NOTES TO UNAUDITED SUPPLEMENTAL CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

acquisition by Metals USA, as if those previous acquisitions were completed as of January 1, 1997; (f) a charge eliminating the gains recorded as historical LIFO adjustments to cost of sales as a result of the restatement of base year LIFO costs to the appropriate replacement costs as if the acquisitions occured on January 1, 1997; (g) certain other nonrecurring expenses with respect to the companies acquired, such as expenses associated with compensation plans which were terminated in conjunction with the acquisitions of their repective companies; (h) the incremental interest expense and amortization of deferred financing costs incurred as a result of the issuance of the Notes and the Credit Facility, net of the repayment of outstanding indebtedness of the Company and
(i) the incremental provision for federal and state income taxes for all entities being combined.

6.  SUPPLEMENTAL INFORMATION

  SUPPLEMENTAL CASH FLOW INFORMATION

                                        THREE MONTHS ENDED
                                            MARCH 31,
                                       --------------------
                                         1998       1997
                                       ---------  ---------
Supplemental cash flow information:
  Cash paid for interest.............  $     2.6  $      .4
  Cash paid for income taxes.........        2.8         .2
Non-cash investing and financing
activities:
  Purchase of businesses for stock...       38.6     --

  COMPENSATION CHARGE

     During the three months ended March 31, 1997, the Company sold an aggregate of 309,500 shares of common stock to management and consultants to the Company for $0.01 per share. As a result, the Company recorded a non-recurring, non-cash compensation charge of $2.8 representing the difference between the amount paid for the shares and the estimated fair value of the shares on the date of sale, as if the Founding Companies were combined.

7.  COMMITMENTS AND CONTINGENCIES

     Subsidiaries of the Company are involved in a variety of claims, lawsuits and other disputes arising in the ordinary course of business. The Company believes the resolution of these matters and the incurrence of their related costs and expenses should not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

8.  SUBSEQUENT EVENTS

     On March 23, 1998, the Company announced that it agreed to make an offer for all of the issued and outstanding common shares of Ideal Metal Inc. ("Ideal") at a cash price of CAN$5.25 per share. Another company made a competing offer and on April 28, 1998, the Company received the agreed compensatory fee of U.S.$1.7 (CAN$2.5) as a result of the competing offer.

     Subsequent to March 31, 1998, the Company acquired the following metal processing companies: Industrial Metals, Inc. ("Industrial"), Sierra Pacific Steel, Inc. ("Sierra"), Fullerton Industries, Inc. ("Fullerton"), Faitoute Steel Company, Inc. ("Faitoute"), Steel Manufacturing and Warehouse Company ("Steel Manufacturing"), Wilkof-Morris Steel Corporation ("Wilkof"), Forest Manufacturing, Inc. ("Forest"), LaserPro Inc. ("LaserPro"), Aluminum Building Systems, Inc. ("ABS"), Valley Aluminum Co. ("Valley"), Flagg Steel Co. ("Flagg"), GSBC, Inc. (dba Geneva Steel Blanking) ("Geneva"), Professional Metals, Inc. ("Professional") and Intsel Southwest Limited Partnership ("Intsel"). These acquisitions were accounted for using the "purchase" method of accounting. In addition, the Company

                       METALS USA, INC. AND SUBSIDIARIES
             CONDENSED NOTES TO UNAUDITED SUPPLEMENTAL CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

completed the acquisition of Krohn Steel Service Center, Inc. ("Krohn"), which was accounted for using the "pooling-of-interests" method of accounting. The aggregate consideration paid by the Company to acquire these companies was approximately $151.2 in cash, 3,480,950 shares of common stock and the issuance of notes of approximately $3.7 (excluding assumed indebtedness of approximately $43.4).

     On April 20, 1998, the Company filed a shelf registration statement with the Securities and Exchange Commission under cover of Form S-1 (the "1998 Shelf Registration Statement") relating to the issuance of up to 10,000,000 shares of common stock to be issued in connection with future acquisitions.

     On May 20, 1998, the Company's stockholders approved an increase in the number of authorized shares of Common Stock to 200,000,000.

  NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                               ------------------

                               TABLE OF CONTENTS

                                                 PAGE
                                                 -----
Available Information..........................     2
Incorporation of Certain Documents by
  Reference....................................     2
Disclosure Regarding Forward Looking
  Statements...................................     3
Prospectus Summary.............................     4
Risk Factors...................................     8
Selected Financial Data........................    12
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................    14
Legal Matters..................................    21
Experts........................................    21
Index to Financial Statements..................   F-1

                               ------------------

                               10,000,000 SHARES

                                     [LOGO]
                                METALS USA, INC.

                                  COMMON STOCK

                              -------------------
                                   PROSPECTUS
                              -------------------

                                           , 1998

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The Company's Certificate of Incorporation, as amended, and Bylaws incorporate substantially the provisions of the Delaware General Corporation Law ("DGCL") providing for indemnification of directors and officers of the Company against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer or director of the Company or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     As permitted by Section 102 of the DGCL, the Company's Certificate of Incorporation, as amended, contains provisions eliminating a director's personal liability for monetary damages to the Company and its stockholders arising from a breach of a director's fiduciary duty except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.

     Section 145 of the DGCL provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if in the case of other than derivative suits such person has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe that such person's conduct was unlawful). In the case of a derivative suit, an officer, employee or agent of the corporation which is not protected by the Certificate of Incorporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if such person has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in the case of a derivative suit in respect of any claim as to which an officer, employee or agent has been adjudged to be liable to the corporation unless that person is fairly and reasonably entitled to indemnity for proper expenses. Indemnification is mandatory in the case of a director, officer, employee, or agent who is successful on the merits in defense of a suit against such person.

     The Company has entered into Indemnity Agreements with its directors and certain key officers pursuant to which the Company generally is obligated to indemnify its directors and such officers to the full extent permitted by the DGCL as described above.

     The Company has purchased liability insurance policies covering directors and officers in certain circumstances.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a)  Exhibits

          The exhibits listed below are filed as exhibits to this Registration Statement and are filed herewith or are incorporated by reference as indicated below:

        EXHIBIT
         NUMBER                      DESCRIPTION
-------------------------------------------------------------
           3.1       -- Amended and Restated Certificate of
                        Incorporation of Metals USA, Inc.
                        (the "Company"), as amended,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-26601
                        dated June 17, 1997.
           3.2       -- Bylaws of the Company, as amended,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-26601
                        dated May 7, 1997.

           4.1       -- Form of certificate evidencing
                        ownership of Common Stock of the
                        Company, incorporated by reference to
                        the Company's registration statement
                        on Form S-1, Registration No.
                        333-26601 dated July 9, 1997.
           4.2       -- Indenture, dated February 11, 1998,
                        by and among the Company as issuer
                        and the Guarantors named therein, and
                        U.S. Trust Company of California,
                        N.A., as Trustee regarding the
                        Company's 8 5/8% Senior Subordinated
                        Notes due 2008, incorporated by
                        reference to the Company's
                        registration statement on Form S-1,
                        Registration No. 333-35575 dated
                        February 20, 1998.
           4.3       -- Purchase Agreement dated February 6,
                        1998 by and among the Company and BT
                        Alex. Brown Incorporated, Bear
                        Stearns & Co., Inc., Donaldson,
                        Lufkin & Jenrette Securities
                        Corporation and NationsBanc
                        Montgomery Securities LLC regarding
                        the Company's 8 5/8% Senior
                        Subordinated Notes due 2008,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-35575
                        dated February 20, 1998.
           4.4       -- Registration Rights agreement dated
                        February 6, 1998 by and among the
                        Company and BT Alex. Brown
                        Incorporated, Bear Stearns & Co.,
                        Inc., Donaldson, Lufkin & Jenrette
                        Securities Corporation and
                        NationsBanc Montgomery Securities LLC
                        regarding the Company's 8 5/8% Senior
                        Subordinated Notes due 2008,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-35575
                        dated February 20, 1998.
           5.1++     -- Opinion of Bracewell & Patterson,
                        L.L.P.
          10.1       -- The Company's 1997 Long-Term
                        Incentive Plan, incorporated by
                        reference to the Company's
                        registration statement on Form S-1,
                        Registration No. 333-26601 dated May
                        7, 1997.
          10.2       -- The Company's 1997 Non-Employee
                        Directors' Stock Plan, incorporated
                        by reference to the Company's
                        registration statement on Form S-1,
                        Registration No. 333-26601 dated May
                        7, 1997.
          10.3       -- Agreement and Plan of Organization
                        dated as of April 30, 1997, by and
                        among the Company, Affiliated Metals
                        Acquisition Corp., Affiliated Metals
                        Company and the Stockholders named
                        therein, incorporated by reference to
                        the Company's registration statement
                        on Form S-1, Registration No.
                        333-26601 dated May 7, 1997.
          10.4       -- Agreement and Plan of Organization
                        dated as of April 30, 1997 by and
                        among the Company, Interstate Steel I
                        Acquisition Corp., Interstate Steel
                        II Acquisition Corp., Interstate
                        Steel III Acquisition Corp.,
                        Interstate Steel IV Acquisition
                        Corp., Interstate Steel Supply
                        Company, Interstate Steel Supply
                        Company of Pittsburgh, Interstate
                        Steel Supply Company of Maryland,
                        Interstate Steel Processing Company
                        and the Stockholders named therein,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-26601
                        dated May 7, 1997.
          10.5       -- Agreement and Plan of Organization
                        dated as of April 30, 1997 by and
                        among the Company, Queensboro Steel I
                        Acquisition Corp., Queensboro Steel
                        Corporation and the Stockholders
                        named therein, incorporated by
                        reference to the Company's regis-
                        tration statement on Form S-1,
                        Registration No. 333-26601 dated May
                        7, 1997.
          10.6       -- Agreement and Plan of Organization
                        dated as of April 30, 1997 by and
                        among the Company, Southern Alloy
                        Acquisition Corp., Southern Alloy of
                        America, Inc. and the Stockholders
                        named therein, incorporated by
                        reference to the Company's regis-
                        tration statement on Form S-1,
                        Registration No. 333-26601 dated May
                        7, 1997.
          10.7       -- Agreement and Plan of Organization
                        dated as of April 30, 1997 by and
                        among the Company, Steel Service
                        Systems Acquisition Corp., Steel
                        Service Systems, Inc. and the
                        Stockholders named therein,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-26601
                        dated May 7, 1997.
          10.8       -- Agreement and Plan of Organization
                        dated as of April 30, 1997 by and
                        among the Company, Texas Aluminum I
                        Acquisition Corp., Texas Aluminum II
                        Acquisition Corp., Texas Aluminum III
                        Acquisition Corp., Texas Aluminum IV
                        Acquisition Corp., Texas Aluminum V
                        Acquisition Corp., Texas Aluminum
                        Industries, Inc., Cornerstone Metals
                        Corporation, Cornerstone Building
                        Products, Inc., Cornerstone Aluminum
                        Company, Inc., Cornerstone Patio
                        Concepts, L.L.C. and the Stockholders
                        named therein, incorporated by
                        reference to the Company's
                        registration statement on Form S-1,
                        Registration No. 333-26601 dated May
                        7, 1997.

          10.9       -- Agreement and Plan of Organization
                        dated as of April 30, 1997 by and
                        among the Company, Uni-Steel
                        Acquisition Corp., Uni-Steel, Inc.
                        and the Stockholders named therein,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-26601
                        dated May 7, 1997.
          10.10      -- Agreement and Plan of Organization
                        dated as of April 30, 1997 by and
                        among the Company, Williams Steel
                        Acquisition Corp., Williams Steel &
                        Supply Co., Inc., and the
                        Stockholders named therein,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-26601
                        dated May 7, 1997.
          10.11      -- Form of Employment Agreement between
                        the Company and Arthur L. French,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-26601
                        dated July 9, 1997.
          10.12      -- Form of Employment Agreement between
                        the Company and J. Michael Kirksey,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-26601
                        dated July 9, 1997.
          10.13      -- Form of Employment Agreement between
                        the Company and Stephen R. Baur,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-26601
                        dated July 9, 1997.
          10.14      -- Form of Employment Agreement between
                        the Company and John A. Hageman,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-26601
                        dated July 9, 1997.
          10.15      -- Form of Employment Agreement between
                        the Company and Terry L. Freeman,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-26601
                        dated July 9, 1997.
          10.16      -- Form of Employment Agreement between
                        the Company and Keith E. St. Clair,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-26601
                        dated July 9, 1997.
          10.17      -- Form of Founders' Employment
                        Agreement between Interstate Steel
                        Supply Company of Maryland and
                        Interstate Steel Processing Company
                        and Arnold W. Bradburd, incorporated
                        by reference to the Company's
                        registration statement on Form S-1,
                        Registration No. 333-26601 dated June
                        17, 1997.
          10.18      -- Form of Founders' Employment
                        Agreement between Steel Service
                        Systems, Inc. and Craig R. Doveala,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-26601
                        dated June 17, 1997.
          10.19      -- Form of Founders' Employment
                        Agreement between Southern Alloy of
                        America, Inc. and William Bartley
                        Edge, incorporated by reference to
                        the Company's registration statement
                        on Form S-1, Registration No.
                        333-26601 dated June 17, 1997.
          10.20      -- Form of Founders' Employment
                        Agreement between Queensboro Steel
                        Corporation and Mark Alper,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-26601
                        dated June 17, 1997.
          10.21      -- Form of Founders' Employment
                        Agreement between Uni-Steel, Inc. and
                        Richard A. Singer, incorporated by
                        reference to the Company's
                        registration statement on Form S-1,
                        Registration No. 333-26601 dated June
                        17, 1997.
          10.22      -- Form of Founders' Employment
                        Agreement between Williams Steel &
                        Supply Co., Inc. and Lester G.
                        Peterson, incorporated by reference
                        to the Company's registration
                        statement on Form S-1, Registration
                        No. 333-26601 dated June 17, 1997.
          10.23      -- Form of Founders' Employment
                        Agreement between Texas Aluminum
                        Industries, Inc., Cornerstone Metals
                        Corporation, Cornerstone Building
                        Products, Inc., Cornerstone Aluminum
                        Company, Inc., Cornerstone Patio
                        Concepts, L.L.C. and Michael E.
                        Christopher, incorporated by
                        reference to the Company's
                        registration statement on Form S-1,
                        Registration No. 333-26601 dated June
                        17, 1997.
          10.24      -- Form of Founders' Employment
                        Agreement between Affiliated Metals
                        Company and Patrick A. Notestine,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-26601
                        dated June 17, 1997.
          10.25      -- Form of Agreement among certain
                        stockholders, incorporated by
                        reference to the Company's
                        registration statement on Form S-1,
                        Registration No. 333-26601 dated July
                        9, 1997.

          10.26      -- Indemnity Agreement with Notre
                        Capital Ventures II, L.L.C.,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-26601
                        dated July 9, 1997.
          10.27      -- Agreement and Plan of Merger dated
                        September 26, 1997, by and among the
                        Company, HTL Acquisition Corp.,
                        Harvey Titanium, Ltd. and the
                        Stockholders named therein,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-35575
                        dated November 14, 1997.
          10.28      -- Agreement dated September 26, 1997,
                        by and among the Company, Meier Metal
                        Servicenters, Inc. and the
                        Stockholders named therein,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-35575
                        dated November 14, 1997.
          10.29      -- Agreement dated September 26, 1997,
                        by and among the Company, Jeffreys
                        Steel Company, Inc. and the
                        Stockholders named therein,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-35575
                        dated November 14, 1997.
          10.30      -- Form of Employment Agreement between
                        Jeffreys Steel Company, Inc. and Leon
                        Jeffreys, incorporated by reference
                        to the Company's registration
                        statement on Form S-1, Registration
                        No. 333-35575 dated February 20,
                        1998.
          10.31      -- Agreement and Plan of Merger dated
                        December 17, 1997, by and among the
                        Company, IM Acquisition Corp.,
                        Independent Metals Co. Inc., and the
                        Stockholders named therein,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-35575
                        dated February 20, 1998.
          10.32      -- Amended and Restated Credit Agreement
                        dated February 11, 1998, by and among
                        the Company and The First National
                        Bank of Chicago, as agent,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-35575
                        dated February 20, 1998.
          10.33      -- Agreement and Plan of Merger dated as
                        of February 16, 1998, by and among
                        the Company, PMC Acquisition Corp.,
                        Pacific Metal Company and the
                        Stockholders named therein,
                        incorporated by reference to the
                        Company's Form 8-K dated March 16,
                        1998.
          10.34      -- Agreement and Plan of Merger dated
                        June 24, 1998, by and among Metals
                        USA, Inc., Philip Metals (USA) Inc.,
                        Philip Services Corp. and Philip
                        Enterprises Inc., incorporated by
                        reference to the Company's Form 8-K
                        dated July 7, 1998.
          21.1+      -- List of subsidiaries of the Company
          23.1+      -- Consent of Arthur Andersen LLP
          23.2+      -- Consent of Ernst & Young LLP
          23.3+      -- Consent of McGladrey & Pullen, LLP
          23.4+      -- Consent of Rubin, Brown, Gornstein &
                        Co.
          23.5+      -- Consent of Klein, Bogakos and
                        Robertson, CPA's Inc.
          23.6++    --  Consent of Bracewell & Patterson,
                        L.L.P. (included in Exhibit 5.1)
          23.7+      -- Consent of Ernst & Young LLP
          23.8+      -- Consent of Perkins & Company, P.C.
          23.9+      -- Consent of Arthur Andersen LLP
          23.10+    --  Consent of Arthur Andersen LLP
          24.1       -- Form of Power of Attorney

------------

 + Included with this filing.

++ Previously filed.

     (b)  Financial Statement Schedules

     All other schedules for which provision is made in the applicable accounting regulation of the SEC are not required under the related instructions, are inapplicable, or the information is included in the consolidated financial statements, and therefore have been omitted.

ITEM 22.  UNDERTAKINGS.

     (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 14, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (6) That every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Metals USA, Inc. has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 21, 1998.

                                          METALS USA, INC.
                                          By: /s/ ARTHUR L. FRENCH
                                                      ARTHUR L. FRENCH
                                                   CHIEF EXECUTIVE OFFICER

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE INDICATED CAPACITIES ON JULY 21, 1998.

         SIGNATURE                                       TITLE
------------------------------------------------------------------------------

                 MARK ALPER*             Vice President -- Development and
                                           Director

          ARNOLD W. BRADBURD*            Vice Chairman of the Board

       MICHAEL E. CHRISTOPHER*           Senior Vice President and Director

            CRAIG R. DOVEALA*            Director

             WILLIAM B. EDGE*            Senior Vice President and Director,

         /s/TERRY L. FREEMAN             Vice President, Corporate Controller
            TERRY L. FREEMAN               and Chief Accounting Officer

         /s/ARTHUR L. FRENCH             Chairman of the Board, Chief
            ARTHUR L. FRENCH               Executive Officer and President

            STEVEN S. HARTER*            Director

            A. LEON JEFFREYS*            Director

           J. MICHAEL KIRKSEY*           Senior Vice President, Chief
                                           Financial Officer and Director

             TOMMY E. KNIGHT*            Director

         RICHARD H. KRISTINIK*           Director

         PATRICK S. NOTESTINE*           Director

          LESTER G. PETERSON*            Director

           T. WILLIAM PORTER*            Director

                TOM SHAPIRO*             Senior Vice President and Director

           RICHARD A. SINGER*            Senior Vice President and Director

  *By:/s/ARTHUR L. FRENCH
         ARTHUR L. FRENCH
         ATTORNEY-IN-FACT